Exhibit 4.9





                            Dated 22 September 2004



                               NORTHERN ROCK PLC
                        as Current Issuer Cash Manager




                          GRANITE MORTGAGES 04-3 PLC
                               as Current Issuer



                                    - and -



                             THE BANK OF NEW YORK
                                as Note Trustee












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                       ISSUER CASH MANAGEMENT AGREEMENT

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                          SIDLEY AUSTIN BROWN & WOOD
                               WOOLGATE EXCHANGE
                             25 BASINGHALL STREET
                                LONDON EC2V 5HA
                            TELEPHONE 020 7360 3600
                            FACSIMILE 020 7626 7937

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                               Table of Contents
                               -----------------

                                                                          Page
                                                                          ----

1.   Definitions and Interpretation..........................................1

2.   Appointment of Current Issuer Cash Manager..............................2

3.   The Current Issuer Cash Management Services.............................2

4.   Payments, Accounts, Ledgers.............................................3

5.   Payments Under Current Issuer Swap Agreements;
     Termination & Swap Collateral...........................................6

6.   No Liability...........................................................10

7.   Costs and Expenses.....................................................10

8.   Information............................................................10

9.   Remuneration...........................................................13

10.  Covenants, Representations and
     Warranties of Current Issuer Cash Manager..............................13

11.  Current Issuer Cash Management Services Non-Exclusive..................14

12.  Termination............................................................14

13.  Further Assurances.....................................................17

14.  Miscellaneous..........................................................17

15.  Confidentiality........................................................18

16.  No Partnership.........................................................19

17.  Assignment.............................................................19

18.  The Note Trustee.......................................................19

19.  Non Petition Covenant; Limited Recourse................................20

20.  Amendments and Waiver..................................................21

21.  Notices................................................................21

22.  Third Party Rights.....................................................22

23.  Execution in Counterparts; Severability................................22

24.  Governing Law and Jurisdiction; Appropriate Forum......................23

SCHEDULE 1  The Current Issuer Cash Management Services.....................24


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                               Table of Contents
                               -----------------
                                  (continued)

                                                                          Page
                                                                          ----

SCHEDULE 2  Cash Management and Maintenance of Ledgers......................27
SCHEDULE 3  Form of Issuer Quarterly Report.................................51
SCHEDULE 4  Controlled Amortisation Amount/Target Balance...................56
SCHEDULE 5  Current Issuer Cash Manager Representations and Warranties......62











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THIS ISSUER CASH MANAGEMENT AGREEMENT is made on 22 September 2004

BETWEEN:

(1) NORTHERN ROCK PLC (registered number 3273685), a public limited company incorporated under the laws of England and Wales whose registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL in its capacity as the Current Issuer Cash Manager;

(2) GRANITE MORTGAGES 04-3 PLC (registered number 5168395), a public limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX as the Current Issuer; and

(3) THE BANK OF NEW YORK, whose principal office is at 48th Floor, One Canada Square, London E14 5AL, in its capacity as Note Trustee.

WHEREAS:

(A) On the Closing Date the Current Issuer will issue the Current Issuer Notes constituted by the Current Issuer Trust Deed. From the proceeds of the issue of those Current Issuer Notes, the Current Issuer shall make an Intercompany Loan to Granite Finance Funding Limited pursuant to the terms of the Current Issuer Intercompany Loan Agreement.

(B) The Current Issuer Cash Manager is willing to provide cash management services to the Current Issuer and the Note Trustee on the terms and subject to the conditions contained in this Agreement.

IT IS HEREBY AGREED as follows:

1.   Definitions and Interpretation

1.1  The provisions of:

     (a) the Master Definitions Schedule as amended and restated by (and appearing in Appendix 1 to) the Master Definitions Schedule Ninth Amendment Deed made on 22 September 2004 between, among others, the Seller, Funding and the Mortgages Trustee, and

     (b) the Issuer Master Definitions Schedule signed for the purposes of identification by Sidley Austin Brown & Wood and Allen & Overy LLP on 22 September 2004,

     (as the same have been and may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into and shall apply to this Agreement. The Issuer Master Definitions Schedule specified above shall prevail to the extent that it conflicts with the Master Definitions Schedule.



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2.   Appointment of Current Issuer Cash Manager

2.1 Appointment: Until termination pursuant to Clause 12 (Termination), the Current Issuer and the Note Trustee (according to their respective estates and interests) each hereby appoints the Current Issuer Cash Manager as its lawful agent on each of their behalves to provide the Current Issuer Cash Management Services set out in this Agreement, including in relation to the Current Issuer Notes to be issued by the Current Issuer. The Current Issuer Cash Manager in each case hereby accepts such appointment on the terms and subject to the conditions of this Agreement.

2.2 Duties prescribed by Transaction Documents: For the avoidance of doubt and in connection with the powers conferred under Clause 2.1 (Appointment), save as expressly provided elsewhere in this Agreement, nothing herein shall be construed so as to give the Current Issuer Cash Manager any powers, rights, authorities, directions or obligations other than as specified in this Agreement or any of the other Transaction Documents.

2.3 Appointment conditional upon issuance of Current Issuer Notes: The appointment pursuant to Clause 2.1 (Appointment) is conditional upon the issue of the Current Issuer Notes and the making of the Current Issuer Intercompany Loan under the Current Issuer Intercompany Loan Agreement and shall take effect upon and from the Closing Date automatically without any further action on the part of any person, PROVIDED THAT if the issue of the Current Issuer Notes has not occurred by 30 September 2004, or such later date as the Current Issuer and the Lead Managers may agree, this Agreement shall cease to be of further effect.

3.   The Current Issuer Cash Management Services

3.1 General: The Current Issuer Cash Manager shall provide the services set out in this Agreement (including, without limitation, Schedules 1 and 2 attached hereto) (the "Current Issuer Cash Management Services").

3.2 Approvals and authorisations: The Current Issuer Cash Manager shall maintain, or use reasonable endeavours to procure the maintenance of, the approvals, authorisations, consents and licences required in connection with the business of the Current Issuer and shall prepare and submit, or procure the preparation and submission of, on behalf of the Current Issuer, all necessary applications and requests for any further approvals, authorisations, consents or licences which may be required in connection with the business of the Current Issuer and shall, so far as it reasonably can do so, perform the Current Issuer Cash Management Services in such a way as not to prejudice the continuation of any such approvals, authorisations, consents or licences.

3.3 Compliance with Transaction Documents, etc.: The Current Issuer Cash Management Services shall include procuring (so far as the Current Issuer Cash Manager, using its reasonable endeavours, is able so to do) compliance by the Current Issuer with all applicable legal requirements and with the terms of the Current Issuer Transaction Documents, PROVIDED THAT the Current Issuer Cash Manager shall not lend or provide any sum to the Current Issuer and the Current Issuer Cash Manager shall have no liability whatsoever to the Current Issuer, the Note Trustee or any other person for any failure by the Current Issuer to make any payment due by


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     any of them under any of the Current Issuer Transaction Documents (other than to the extent arising from the Current Issuer Cash Manager failing to perform any of its obligations under any of the Transaction Documents).

3.4  Liability of Current Issuer Cash Manager:

     (a) The Current Issuer Cash Manager shall indemnify each of the Current Issuer and the Note Trustee on demand for any loss, liability, claim, expense or damage suffered or incurred by it in respect of the negligence, bad faith or wilful default of the Current Issuer Cash Manager in carrying out its functions as Current Issuer Cash Manager under, or as a result of a breach by the Current Issuer Cash Manager of, the terms and provisions of this Agreement or such other Transaction Documents to which the Current Issuer Cash Manager is a party (in its capacity as such) in relation to such functions.

     (b) For the avoidance of doubt, the Current Issuer Cash Manager shall not be liable in respect of any loss, liability, claim, expense or damage suffered or incurred by the Current Issuer or the Note Trustee and/or any other person as a result of the proper performance of the Current Issuer Cash Management Services (as defined in Clause 3.1 (General)) by the Current Issuer Cash Manager save to the extent that such loss, liability, claim, expense or damage is suffered or incurred as a result of any negligence, bad faith or wilful default of the Current Issuer Cash Manager under, or as a result of a breach by the Current Issuer Cash Manager of, the terms and provisions of this Agreement or any of the other Transaction Documents to which the Current Issuer Cash Manager is a party (in its capacity as such) in relation to such functions.

4.   Payments, Accounts, Ledgers

4.1 Current Issuer Bank Accounts: The Current Issuer Cash Manager hereby confirms that each of the Current Issuer Transaction Accounts have been established on or before the date hereof and that the mandates in the agreed form will apply thereto at the Closing Date. The Current Issuer Cash Manager undertakes (to the extent to which the same is within its control in its capacity as Current Issuer Cash Manager) that at the Closing Date the Current Issuer Transaction Accounts will be operative and that the Current Issuer Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to the Current Issuer Transaction Accounts other than as created under or permitted pursuant to the Current Issuer Deed of Charge.

4.2  Current Issuer Ledgers:

     (a) The Current Issuer Cash Manager shall open and maintain in the books of the Current Issuer the following ledgers:

          (i) the Current Issuer Revenue Ledger, which shall record all Current Issuer Revenue Receipts standing to the credit of the Current Issuer Transaction Accounts from time to time;

          (ii) the Current Issuer Principal Ledger, which shall record all Current Issuer Principal Receipts standing to the credit of the Current Issuer Transaction Accounts from time to time;



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         (iii) the Current Issuer Principal Deficiency Ledger, which shall comprise four sub-ledgers to be known as the Class A Principal Deficiency Sub Ledger, the Class B Principal Deficiency Sub Ledger, the Class M Principal Deficiency Sub Ledger and the Class C Principal Deficiency Sub Ledger, and which shall record
               (A) any principal deficiencies arising from Losses on the Mortgage Loans which have been allocated by Funding to the Current Issuer Intercompany Loan, (B) the application of Current Issuer Principal Receipts to meet any deficiency in Current Issuer Revenue Receipts, (C) the application of Funding Available Principal Receipts to fund the Current Issuer Liquidity Reserve Fund and (D) the application of Current Issuer Available Revenue Receipts to be applied to reduce the balances on the Current Issuer Principal Deficiency Ledger; and

          (iv) the Swap Collateral Ledger, (which shall comprise of such sub-ledgers as the Current Issuer Cash Manager considers appropriate) to record all payments, transfers and receipts in connection with Swap Collateral, including, without limitation:

               (A) the receipt of any Swap Collateral by the Current Issuer from the Swap Providers;

               (B) the receipt of any income or distributions in respect of such Swap Collateral;

               (C) the payment or transfer of all, or any part of, such Swap Collateral to the relevant Current Issuer Swap Provider; and

               (D)  the realisation of such Swap Collateral,


               provided that the Swap Collateral Ledger (and sub-ledgers) shall only be established in the event that any Current Issuer Swap Provider pays or transfers Swap Collateral to the Issuer in accordance with the relevant Current Issuer Swap Agreement.

     (b) The Current Issuer Cash Manager shall make credits and debits to the Current Issuer Ledgers in accordance with the provisions of paragraphs 5, 6, 7, 8, 9 and 10 of Schedule 2 hereto.

4.3  Payments:

     (a) The Current Issuer Cash Manager shall procure that the following amounts payable to the Current Issuer are paid into the Current Issuer Transaction Accounts:

          (i)  all Current Issuer Revenue Receipts;

          (ii) all Current Issuer Principal Receipts;

         (iii) all amounts (excluding Swap Collateral Excluded Amounts) received by the Current Issuer pursuant to the Current Issuer Swap Agreements; and



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          (iv) any other amounts whatsoever received by or on behalf of the
               Current Issuer on or after the Closing Date,

          and the Current Issuer Cash Manager shall procure that all investment proceeds from Authorised Investments purchased from amounts standing to the credit of any of the Current Issuer Transaction Accounts are credited to each such account. All amounts received by the Current Issuer denominated (i) in Sterling shall be paid into the Current Issuer Sterling Account, (ii) in U.S. Dollars shall be paid into the Current Issuer Dollar Account and (iii) in Euro shall be paid into the Current Issuer Euro Account.

     (b) The Current Issuer Cash Manager shall procure that all transfers and withdrawals of amounts standing to the credit of the Current Issuer Transaction Accounts and Swap Collateral Accounts shall be made in accordance with the provisions of the Current Issuer Bank Account Agreement and the Current Issuer Deed of Charge.

     (c) Each of the payments into the Current Issuer Transaction Accounts referred to in Clause 4.3(a) shall be made forthwith upon receipt by the Current Issuer or the Current Issuer Cash Manager of the amount in question.

     (d) For the avoidance of doubt, as soon as reasonably practicable after becoming aware of the same, the Current Issuer Cash Manager may, and shall, withdraw Cash from the Current Issuer Transaction Accounts and Swap Collateral Cash Accounts, if, and to the extent that, such Cash was credited thereto in error and shall use its reasonable endeavours to ensure that such Cash is applied correctly thereafter.

     (e) The Current Issuer Cash Manager shall promptly notify each of the Current Issuer and the Note Trustee of any additional account or sub-account which supplements or replaces any account or sub-account specifically referred to in the definition of the "Current Issuer Transaction Accounts" in the Current Issuer Master Definitions Schedule.

     (f) Each of the Current Issuer Cash Manager and the Current Issuer undertakes that, so far as it is able to procure the same, the Current Issuer Transaction Accounts and all instructions and mandates in relation thereto will continue to be operative and will not, save as permitted pursuant to the Current Issuer Bank Account Agreement, be changed without the prior written consent of the Note Trustee (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt, the Current Issuer Cash Manager may change the authorised signatories in respect of any instructions or mandates relating to the Current Issuer, without the prior written consent of the Note Trustee, in accordance with the terms of the Current Issuer Bank Account Agreement.

4.4  Withdrawals:

     (a) The Current Issuer Cash Manager may make withdrawals on behalf of the Current Issuer from the Current Issuer Transaction Accounts (but only until receipt of a copy of a Current Issuer Note Enforcement Notice served by the Note Trustee on the Current Issuer) and Swap Collateral Accounts as


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          permitted by this Agreement, the Current Issuer Trust Deed, the
          Current Issuer Bank Account Agreement and the Current Issuer Deed of Charge, but shall not in carrying out its functions as Current Issuer Cash Manager under this Agreement otherwise make withdrawals from the Current Issuer Transaction Accounts and Swap Collateral Accounts.

     (b) Upon receipt of such a Current Issuer Note Enforcement Notice, no amount shall be withdrawn from any Current Issuer Transaction Account by the Current Issuer Cash Manager without the prior written consent of the Note Trustee.

4.5 Cash Management: In administering the Current Issuer Transaction Accounts on behalf of the Current Issuer and the Note Trustee, the Current Issuer Cash Manager shall comply with the provisions of Schedule 2 prior to receipt by the Current Issuer Cash Manager of a copy of any Current Issuer Note Enforcement Notice served on the Current Issuer. Following service of a Current Issuer Note Enforcement Notice, the Note Trustee or any Receiver appointed by the Note Trustee will administer the Current Issuer Transaction Accounts in accordance with the terms of the Current Issuer Deed of Charge.

5.   Payments Under Current Issuer Swap Agreements; Termination & Swap
     Collateral

5.1 Current Issuer Available Revenue Receipts: Subject to the order of priorities of payment set out in Schedule 2 or, as the case may be, the Current Issuer Deed of Charge, on each Payment Date prior to the enforcement of the Current Issuer Security under the Current Issuer Deed of Charge, the Current Issuer Cash Manager will pay Current Issuer Available Revenue Receipts received in respect of the Current Issuer Intercompany Loan (after making payments ranking higher in the order or priority of payments) to the Current Issuer Basis Rate Swap Provider. Amounts received by the Current Issuer Cash Manager from the Current Issuer Basis Rate Swap Provider will be applied to pay (1) in respect of the Dollar Notes, the Current Issuer Dollar Currency Swap Provider, and amounts received by the Current Issuer Cash Manager from the Current Issuer Dollar Currency Swap Provider will be applied to pay amounts due to the holders of the relevant classes of Dollar Notes in accordance with the Current Issuer Pre-Enforcement Revenue Priority of Payments, (2) in respect of the Sterling Notes (excluding the Series 3 Class A2 Notes), amounts due to the holders of the relevant classes of Sterling Notes in accordance with the Current Issuer Pre-Enforcement Revenue Priority of Payments and in respect of the Series 3 Class A2 Notes, the Current Issuer Interest Rate Swap Provider, amounts received by the Current Issuer Cash Manager from the Current Issuer Interest Rate Swap Provider will be applied to pay amounts due to the holders of the Series 3 Class A2 Notes in accordance with the Current Issuer Pre-Enforcement Revenue Priority of Payments; and, (3) in respect of the Euro Notes, the Current Issuer Euro Currency Swap Provider, and amounts received by the Current Issuer Cash Manager from the Current Issuer Euro Currency Swap Provider will be applied to pay amounts due to the holders of the relevant classes of Euro Notes in accordance with the Current Issuer Pre-Enforcement Revenue Priority of Payments.

5.2 Current Issuer Available Principal Receipts: Subject to the order of priorities of payment set out in Schedule 2 or, as the case may be, the Current Issuer Deed of


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     Charge, on each Payment Date prior to enforcement of the Current Issuer
     Security under the Current Issuer Deed of Charge, the Current Issuer Cash Manager will pay Current Issuer Available Principal Receipts received in respect of the Current Issuer Intercompany Loan (after making payments ranking higher in the order or priority of payments) to (1) in respect of the Dollar Notes, the Current Issuer Dollar Currency Swap Provider, and amounts received by the Current Issuer Cash Manager from the Current Issuer Dollar Currency Swap Provider will be applied to pay amounts due to the holders of the relevant classes of Dollar Notes in accordance with the Current Issuer Pre-Enforcement Principal Priority of Payments, (2) in respect of the Sterling Notes, amounts due to the holders of the relevant classes of Sterling Notes in accordance with the Current Issuer Pre-Enforcement Principal Priority of Payments, and (3) in respect of the Euro Notes, the Current Issuer Euro Currency Swap Provider, and amounts received by the Current Issuer Cash Manager from the Current Issuer Euro Currency Swap Provider will be applied to pay amounts due to the holders of the relevant classes of Euro Notes in accordance with the Current Issuer Pre-Enforcement Principal Priority of Payments.

5.3 Following a Non-Asset Trigger Event: On each Payment Date following the occurrence of a Non-Asset Trigger Event under the Mortgages Trust Deed but prior to enforcement of the Funding Security under the Funding Deed of Charge or the Current Issuer Security under the Current Issuer Deed of Charge, the Current Issuer Cash Manager will pay Current Issuer Available Principal Receipts received in respect of the Current Issuer Intercompany Loan (after making payments ranking higher in the order or priority of payments) to (1) in respect of the Dollar Notes, the Current Issuer Dollar Currency Swap Provider, and amounts received by the Current Issuer Cash Manager from the Current Issuer Dollar Currency Swap Provider will be applied to pay amounts due to the holders of the relevant classes of Dollar Notes, and (2) in respect of the Sterling Notes, amounts due to the holders of the relevant classes of Sterling Notes, and (3) in respect of the Euro Notes, the Current Issuer Euro Currency Swap Provider, and amounts received by the Current Issuer Cash Manager from the Current Issuer Euro Currency Swap Provider will be applied to pay amounts due to the holders of the relevant classes of Euro Notes, each in accordance with the priority of payments set forth in Clause 4.2 (Distribution of Current Issuer Available Principal Receipts Following the Occurrence of a Non-Asset Trigger Event) of Schedule 2.

5.4 Following an Asset Trigger Event: On each Payment Date following the occurrence of an Asset Trigger Event under the Mortgages Trust Deed but prior to enforcement of the Funding Security under the Funding Deed of Charge or the Current Issuer Security under the Current Issuer Deed of Charge, the Current Issuer Cash Manager will pay Current Issuer Available Principal Receipts received in respect of the Current Issuer Intercompany Loan (after making payments ranking higher in the order or priority of payments) to (1) in respect of the Dollar Notes, the Current Issuer Dollar Currency Swap Provider, and amounts received by the Current Issuer Cash Manager from the Current Issuer Dollar Currency Swap Provider will be applied to pay amounts due to the holders of the relevant classes of Dollar Notes, and (2) in respect of the Sterling Notes, amounts due to the holders of the relevant classes of Sterling Notes, and (3) in respect of the Euro Notes, the Current Issuer Euro Currency Swap Provider, and amounts received by the Current Issuer Cash Manager from the Current Issuer Euro Currency Swap Provider will be applied to pay amounts due to the


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     holders of the relevant classes of Euro Notes, each in accordance with the priority of payments set forth in Clause 4.3 (Distribution of Current Issuer Available Principal Receipts Following the Occurrence of an Asset Trigger Event) of Schedule 2.

5.5 Termination: If on or prior to the date of the earlier of (i) repayment in full of the Current Issuer Notes or (ii) the service of a Current Issuer Note Enforcement Notice, any of the Current Issuer Swap Agreements is terminated, the Current Issuer Cash Manager (on behalf of the Current Issuer and the Note Trustee) shall purchase a replacement hedge, as applicable, in respect of the relevant Series of Current Issuer Notes in each case on terms acceptable to the Rating Agencies, the Current Issuer and the Note Trustee and with a swap provider that the Rating Agencies have previously confirmed in writing to the Current Issuer and the Note Trustee will not cause the then-current ratings of the Current Issuer Notes to be downgraded, withdrawn or qualified. The Current Issuer may apply any early termination payment received from, as appropriate, the relevant Current Issuer Swap Provider for such purpose.

5.6  Swap Collateral:

     (a) In the event that pursuant to the terms of a Current Issuer Swap Agreement a Current Issuer Swap Provider pays or transfers Swap Collateral to the Current Issuer, the Current Issuer Cash Manager shall:

          (i) create the Swap Collateral Ledger in the books of the Current Issuer if not already created so as to record the amount and type of such Swap Collateral and identify the relevant Current Issuer Swap Agreement in respect of which it has been posted;

          (ii) upon receipt of such Swap Collateral, credit it to and record the relevant details in the Swap Collateral Ledger;

         (iii) to the extent that such Swap Collateral is in the form of Cash, pay it into the relevant Swap Collateral Cash Account; and

          (iv) to the extent that such Swap Collateral is in the form of securities, arrange for it to be credited to the relevant Swap Collateral Securities Account.

     (b) Any such Swap Collateral shall not form part of the Current Issuer Available Revenue Receipts and the Current Issuer Available Principal Receipts. If the terms of the relevant Current Issuer Swap Agreement permit such Swap Collateral to be applied in or towards satisfaction of the Current Issuer's Swap Provider's obligations under the relevant Current Issuer Swap Agreement, and in the event that such Swap Collateral is to be so applied, the Current Issuer Cash Manager shall:

          (i) where the relevant Swap Collateral is in the form of Cash, transfer the relevant amount of Cash from the relevant Swap Collateral Cash Account to the relevant Current Issuer Transaction Account; and/or



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          (ii) where the relevant Swap Collateral is in the form of
               securities, realise the Swap Collateral and pay the amount of the net proceeds into the relevant Current Issuer Transaction Account,


          and, in each case, make the appropriate debits and credits to the Swap Collateral Ledger, apply such amount as if it had been paid to the Current Issuer by the Current Issuer Swap Provider under the relevant Current Issuer Swap Agreement and make appropriate ledger entries.

     (c) To the extent that pursuant to the terms of the relevant Current Issuer Swap Agreement Swap Collateral is to be transferred or paid to the Current Issuer Swap Provider, the Current Issuer Cash Manager shall:

          (i) where the relevant Swap Collateral is in the form of Cash, pay the relevant amount of Cash out of the relevant Swap Collateral Cash Account to the Current Issuer Swap Provider; and/or

          (ii) where the relevant Swap Collateral is in the form of securities, transfer and deliver the Swap Collateral to the Current Issuer Swap Provider,

          and, in each case, debit the Swap Collateral Ledger as appropriate.

     (d)  Where:

          (i) Swap Collateral is to be applied in satisfaction of the Current Issuer Swap Provider's obligations under the relevant Current Issuer Swap Agreement; and

          (ii) such Swap Collateral or the proceeds of such Swap Collateral are in a different currency to the currency (the "Required Currency") in which such obligations of the Current Issuer Swap Provider are payable, then, the Current Issuer Cash Manager shall arrange for such Swap Collateral to be converted (by such person as the Current Issuer Cash Manager may reasonably select) at the prevailing spot rate of exchange into the Required Currency.

     (e) The terms of this Clause 5.6 shall prevail if and to the extent that they are inconsistent with the other paragraphs of this Clause 5.

5.7  Interest Payment Dates: [Not required]

5.8 Spot Rate Conversions: In the event that any payment is to be made from the Current Issuer Available Revenue Receipts or the Current Issuer Available Principal Receipts by the Current Issuer under the Current Issuer Priority of Payments and the Current Issuer Available Revenue Receipts or the Current Issuer Available Principal Receipts, as applicable, do not comprise a sufficient amount in the relevant currency in which such payment is to be made, the Current Issuer Cash Manager shall arrange for any remaining amounts comprised in the Current Issuer Available Revenue Receipts or the Current Issuer Available Principal Receipts, as applicable, to be converted (by such person as the Current Issuer Cash Manager may reasonably select) into such


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

     currency at the then prevailing spot rate of exchange as may be required in order to be applied in or towards such payment.

6.   No Liability

     Save as otherwise provided in this Agreement, the Current Issuer Cash Manager shall have no liability for the obligations of either the Note Trustee or the Current Issuer under any of the Transaction Documents or otherwise and nothing herein shall constitute a guarantee, or similar obligation, by the Current Issuer Cash Manager of either the Note Trustee or the Current Issuer in respect of any of them.

7.   Costs and Expenses

7.1 Subject to and in accordance with the Current Issuer Pre-Enforcement Priority of Payments or, as the case may be, the Current Issuer Post-Enforcement Priority of Payments, the Current Issuer will on each Payment Date reimburse the Current Issuer Cash Manager for all out-of-pocket costs, expenses and charges (together with any amounts in respect of Irrecoverable VAT due thereon) properly incurred by the Current Issuer Cash Manager in the performance of the Current Issuer Cash Management Services, including any such costs, expenses or charges not reimbursed to the Current Issuer Cash Manager on any previous Payment Date and the Current Issuer Cash Manager shall supply the Current Issuer with an appropriate VAT invoice issued by the Current Issuer Cash Manager or, if the Current Issuer Cash Manager has treated the relevant cost, expense or charge as a disbursement for VAT purposes, by the person making the supply.

7.2 Unless and until otherwise agreed by the Current Issuer and the Note Trustee in writing (notified to the Current Issuer Cash Manager), the Current Issuer shall be solely responsible for reimbursing the Current Issuer Cash Manager for the out-of-pocket costs, expenses and charges (together with any amounts in respect of Irrecoverable VAT due thereon) referred to in Clause 7.1 (Costs and Expenses).

8.   Information

8.1  Use of information technology systems:

     (a) The Current Issuer Cash Manager represents and warrants that at the date hereof (and in respect of the software which is to be used by the Current Issuer Cash Manager in providing the Current Issuer Cash Management Services) it has in place all necessary licences and/or consents from the respective licensor or licensors (if any) of such software.

     (b) The Current Issuer Cash Manager undertakes that it shall for the duration of this Agreement, use reasonable endeavours to:

          (i) ensure that the licences and/or consents referred to in paragraph (a) are maintained in full force and effect; and

          (ii) except insofar as it would breach any other of its legal obligations, grant to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this

               Agreement (and/or to such person as the Current Issuer and the Note Trustee elects as a substitute cash manager in accordance with the terms of this Agreement) a licence to use any proprietary software together with any updates which may be made thereto from time to time.

     (c) The Current Issuer Cash Manager shall use reasonable endeavours to maintain in working order the information technology systems used by the Current Issuer Cash Manager in providing the Current Issuer Cash Management Services.

     (d) The Current Issuer Cash Manager shall pass to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement (and/or to such person as the Current Issuer and the Note Trustee elects as a substitute cash manager in accordance with the terms of this Agreement) the benefit of any warranties in relation to such software insofar as the same are capable of assignment.

8.2 Bank Account Statements: The Current Issuer Cash Manager shall take all reasonable steps to ensure that it receives a monthly bank statement in relation to each Current Issuer Transaction Account and Swap Collateral Cash Account and that it furnishes a copy of such statements to the Current Issuer, with a copy to the Note Trustee upon its request.

8.3 Access to Books and Records: Subject to all applicable laws, the Current Issuer Cash Manager shall permit the Current Issuer, the Auditors of the Current Issuer, the Note Trustee and/or any other person nominated by the Note Trustee (to whom the Current Issuer Cash Manager has no reasonable objection) at any time during normal office hours upon reasonable notice to have access, or procure that such person or persons are granted access, to all books of record and account relating to the Current Issuer Cash Management Services provided by the Current Issuer Cash Manager and related matters in accordance with this Agreement.

8.4 Statutory Obligations: The Current Issuer Cash Manager will use its reasonable endeavours, on behalf of the Current Issuer, to prepare or procure the preparation of and file all reports, annual returns, financial statements, statutory forms and other returns which the Current Issuer is required by law to prepare and file. Subject to approval thereof by the directors of the Current Issuer, the Current Issuer Cash Manager shall cause such accounts to be audited by the Auditors and shall procure so far as it is able so to do that the Auditors shall make a report thereon as required by law, and copies of all such documents shall be delivered to the Note Trustee, the Current Issuer and the Rating Agencies as soon as practicable after the end of each accounting reference period of the Current Issuer.

8.5  Information Covenants:

     (a) The Current Issuer Cash Manager shall provide the Current Issuer, the Note Trustee, the Seller and the Rating Agencies quarterly with a report in, or substantially in, the form set out in Schedule 3 in respect of the Current Issuer. Such quarterly report shall be delivered to the Current Issuer, the Note Trustee

          (upon its request), the Seller and the Rating Agencies by the last Business Day of the month in which each Payment Date occurs.

     (b) The Current Issuer Cash Manager shall provide, or procure the provision of, to the Current Issuer, the Note Trustee and the Rating Agencies copies of any annual returns or financial statements referred to in Clause 8.4 (Statutory Obligations) as soon as reasonably practicable after the preparation thereof.

     (c) The Current Issuer Cash Manager shall notify the Rating Agencies and the Note Trustee in writing of the details of (i) any material amendment to the Transaction Documents to which the Current Issuer is a party and of which it is or becomes aware, (ii) the occurrence of a Current Issuer Note Event of Default, or a Current Issuer Intercompany Loan Event of Default or a Current Issuer Cash Manager Termination Event (as defined in Clause 12.1 (Current Issuer Cash Manager Termination Events)) and (iii) any other information relating to the Current Issuer Cash Manager as the Rating Agencies and the Note Trustee may reasonably request in connection with its obligations under this Agreement, PROVIDED THAT the Note Trustee shall not make such a request more than once every three months unless, in the belief of the Note Trustee, a Current Issuer Intercompany Loan Event of Default, a Current Issuer Note Event of Default or a Current Issuer Cash Manager Termination Event shall have occurred and is continuing or may reasonably be expected to occur, and PROVIDED FURTHER THAT any such request by the Note Trustee does not adversely interfere with the Current Issuer Cash Manager's day-to-day provision of the Current Issuer Cash Management Services under the other terms of this Agreement.

     (d)  After becoming aware of any event described in paragraph (c)(i) or
          (ii) above, the Current Issuer Cash Manager shall give details to the Current Issuer and the Note Trustee of any pending legal action and any judgments given in respect of the Current Issuer Cash Manager if it could have a potential material adverse effect on the ability of the Current Issuer Cash Manager to perform its obligations hereunder.

     (e) The Current Issuer Cash Manager shall, at the request of the Note Trustee, furnish the Note Trustee and the Rating Agencies with such other information relating to its business and financial condition as the Note Trustee may request in connection with this Agreement, PROVIDED THAT the Note Trustee shall not make such a request more than once every three months unless, in the belief of the Note Trustee, a Current Issuer Intercompany Loan Event of Default, a Current Issuer Note Event of Default or a Current Issuer Cash Manager Termination Event (as defined in Clause 12.1 (Current Issuer Cash Manager Termination Events)) shall have occurred and is continuing or may reasonably be expected to occur, and PROVIDED FURTHER THAT any such request of the Note Trustee does not adversely interfere with the Current Issuer Cash Manager's day-to-day provision of the Current Issuer Cash Management Services under the other terms of this Agreement.

9.   Remuneration

9.1  Fee payable:

     (a) Subject to paragraph (b) below, the Current Issuer shall pay to the Current Issuer Cash Manager for the provision of the Current Issuer Cash Management Services hereunder a cash management fee which shall be agreed in writing between the Current Issuer, the Note Trustee and the Current Issuer Cash Manager from time to time.

     (b) Unless and until otherwise agreed by the Current Issuer and the Note Trustee in writing (notified to the Current Issuer Cash Manager), the Current Issuer shall be solely responsible for paying the cash management fee to the Current Issuer Cash Manager which is referred to in paragraph (a) above.

9.2 Payment of fee: The cash management fee referred to in Clause 9.1 (Fee Payable) shall only be payable to the Current Issuer Cash Manager on each Payment Date in the manner contemplated by, in accordance with and subject to the provisions of the Current Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Current Issuer Post-Enforcement Priority of Payments.

10.  Covenants, Representations and Warranties of Current Issuer Cash Manager

10.1 Covenants: The Current Issuer Cash Manager hereby covenants with and undertakes to each of the Current Issuer and the Note Trustee that without prejudice to any of its specific obligations hereunder:

     (a) it will exercise all due skill, care and diligence to the performance of its obligations and the exercise of its discretions hereunder;

     (b) it will comply with any proper directions, orders and instructions which the Current Issuer or the Note Trustee may from time to time give to it in accordance with the provisions of this Agreement and, in the event of any conflict, those of the Note Trustee shall prevail;

     (c) it will obtain and keep in force all licences, approvals, authorisations and consents which are necessary in connection with the performance of the Current Issuer Cash Management Services and prepare and submit all necessary applications and requests for any further approval, authorisation, consent or licence required in connection with the performance of the Current Issuer Cash Management Services;

     (d) it will not knowingly fail to comply with any legal requirements in the performance of the Current Issuer Cash Management Services;

     (e) it will make all payments required to be made by it pursuant to this Agreement on the due date for payment thereof for value in the specified currency on such day without set-off (including, without limitation, in respect of any fees owed to it) or counterclaim; and

     (f) it will not without the prior written consent of the Note Trustee amend or terminate any of the Current Issuer Transaction Documents save in accordance with their terms.

10.2 Duration of covenants: The covenants of the Current Issuer Cash Manager in Clause 10.1 (Covenants) shall remain in force until this Agreement is terminated but without prejudice to any right or remedy of the Current Issuer and/or the Note Trustee arising from breach of any such covenant prior to the date of termination of this Agreement.

10.3 Representations and Warranties: The Current Issuer Cash Manager hereby makes the representations and warranties to each of the Current Issuer and the Note Trustee that are specified on Schedule 5 hereto.

11.  Current Issuer Cash Management Services Non-Exclusive

     Nothing in this Agreement shall prevent the Current Issuer Cash Manager from rendering or performing services similar to those provided for in this Agreement to or for itself or other persons, firms or companies or from carrying on business similar to or in competition with the business of the Current Issuer or the Note Trustee.

12.  Termination

12.1 Current Issuer Cash Manager Termination Events: If any of the following events ("Current Issuer Cash Manager Termination Events") shall occur:

     (a) default is made by the Current Issuer Cash Manager in the payment on the due date of any payment due and payable by it under this Agreement and such default continues unremedied for a period of five
          (5) London Business Days after the earlier of the Current Issuer Cash Manager becoming aware of such default and receipt by the Current Issuer Cash Manager of written notice from the Current Issuer or the Note Trustee, as the case may be, requiring the same to be remedied; or

     (b) default is made by the Current Issuer Cash Manager in the performance or observance of any of its other covenants and obligations under this Agreement, which in the opinion of the Note Trustee is materially prejudicial to the interests of the holders of the Current Issuer Notes and such default continues unremedied for a period of twenty (20) days after the earlier of the Current Issuer Cash Manager becoming aware of such default and receipt by the Current Issuer Cash Manager of written notice from the Note Trustee requiring the same to be remedied; or

     (c)  the Current Issuer Cash Manager suffers an Insolvency Event,

     then the Current Issuer and/or Note Trustee may at once or at any time thereafter while such default continues by notice in writing to the Current Issuer Cash Manager with a copy to the Current Issuer Account Bank terminate its appointment as Current Issuer Cash Manager under this Agreement with effect from a date (not earlier than the date of the notice) specified in the notice.

     Upon termination of the appointment of the Current Issuer Cash Manager, the Note Trustee agrees to use its reasonable endeavours to appoint a substitute Current Issuer Cash Manager. Any substitute Current Issuer Cash Manager must agree to enter into an agreement substantially on the same terms as the relevant provisions of this Agreement or on such terms as are satisfactory to the Current Issuer and the Note Trustee.

     Any termination of the appointment of the Current Issuer Cash Manager and the appointment of a substitute Current Issuer Cash Manager under this Clause 12.1 is conditional upon the Rating Agencies having previously confirmed in writing to the Current Issuer and the Note Trustee that the then-current ratings of the Current Issuer Notes will not be downgraded, withdrawn or qualified.

     The Note Trustee shall have no liability to any person in the event that, having used reasonable endeavours, it is unable to appoint a substitute Current Issuer Cash Manager. In any event, the Note Trustee shall only be required to use its reasonable endeavours to appoint such substitute Current Issuer Cash Manager. Notwithstanding any other provision of the Transaction Documents, the Note Trustee shall not itself be required to perform any duties of the Current Issuer Cash Manager.

     The Note Trustee shall not be obliged to monitor or supervise the performance by any substitute Current Issuer Cash Manager of its duties hereunder or in relation to the other Transaction Documents nor shall the Note Trustee be responsible or liable for any act or omission of any substitute Current Issuer Cash Manager or for any loss caused thereby.

12.2 Resignation of Current Issuer Cash Manager: The Current Issuer Cash Manager may resign from its appointment under this Agreement only upon giving not less than twelve (12) months' notice to each of the Current Issuer and the Note Trustee, PROVIDED THAT:

     (a) the Current Issuer and the Note Trustee each consent in writing to such resignation;

     (b) a substitute cash manager shall be appointed, such appointment to be effective not later than the effective date of such resignation;

     (c) such substitute cash manager enters into an agreement substantially on the same terms as the relevant provisions of this Agreement or on such terms as are satisfactory to the Current Issuer and the Note Trustee, and the Current Issuer Cash Manager shall not be released from its obligations under the relevant provisions of this Agreement until such substitute cash manager has entered into such new agreement and the rights of the Current Issuer under such agreement are charged in favour of the Note Trustee on terms satisfactory to the Note Trustee; and

     (d) the Rating Agencies have confirmed to the Current Issuer and the Note Trustee that the then-current ratings of the Current Issuer Notes are not adversely affected as a result thereof.

12.3 Effect of Termination or Resignation:

     (a) On and after termination or resignation of the appointment of the Current Issuer Cash Manager under this Agreement pursuant to this Clause 12, all authority and power of the Current Issuer Cash Manager under this Agreement shall be terminated and be of no further effect and the Current Issuer Cash Manager shall not thereafter hold itself out in any way as the agent of the Current Issuer or the Note Trustee pursuant to this Agreement.

     (b) Upon termination or resignation of the appointment of the Current Issuer Cash Manager under this Agreement pursuant to this Clause 12, the Current Issuer Cash Manager shall:

          (i) forthwith deliver (and in the meantime hold on trust for, and to the order of, the Current Issuer or the Note Trustee, as the case may be) to the Current Issuer or the Note Trustee, as the case may be or as it shall direct, all books of account, papers, records, registers, correspondence and documents in its possession or under its control relating to the affairs of or belongings of the Current Issuer or the Note Trustee, as the case may be, (if practicable, on the date of receipt) any monies then held by the Current Issuer Cash Manager on behalf of the Current Issuer, the Note Trustee and any other assets of the Current Issuer and the Note Trustee;

          (ii) take such further action as the Current Issuer or the Note Trustee, as the case may be, may reasonably direct PROVIDED THAT the Note Trustee shall not be required to take or direct to be taken such further action unless it has been indemnified to its satisfaction (and in the event of a conflict between the directions of Current Issuer and the Note Trustee, the directions of the Note Trustee shall prevail);

         (iii) provide all relevant information contained on computer records in the form of magnetic tape, together with details of the layout of the files encoded on such magnetic tapes; and

          (iv) co-operate and consult with and assist the Current Issuer or the Note Trustee or its nominee, as the case may be, (which shall, for the avoidance of doubt, include any Receiver appointed by it) for the purposes of explaining the file layouts and the format of the magnetic tapes generally containing such computer records on the computer system of the Current Issuer or the Note Trustee or such nominee, as the case may be.

12.4 Notice of event of default: The Current Issuer Cash Manager shall deliver to the Current Issuer and the Note Trustee as soon as reasonably practicable (but in any event within three London Business Days of becoming aware thereof) a notice of any Current Issuer Cash Manager Termination Event, any Current Issuer Note Event of Default or any Current Issuer Intercompany Loan Event of Default, or any event which with the giving of notice or expiry of any grace period or certification, as specified in such Current Issuer Cash Manager Termination Event or Current Issuer Note Event of Default or Current Issuer Intercompany Loan Event of Default, would constitute the same.

12.5 General provisions relating to termination:

     (a) Termination of this Agreement or the appointment of the Current Issuer Cash Manager under this Agreement shall be without prejudice to the liabilities of the Current Issuer to the Current Issuer Cash Manager and vice versa incurred before the date of such termination. The Current Issuer Cash Manager shall have no right of set-off or any lien in respect of such amounts against amounts held by it on behalf of the Current Issuer or the Note Trustee.

     (b) This Agreement shall terminate at such time as the Current Issuer Secured Obligations have been fully discharged.

     (c) On termination of the appointment of the Current Issuer Cash Manager under the provisions of this Clause 12, the Current Issuer Cash Manager shall be entitled to receive all fees and other monies accrued up to (but excluding) the date of termination but shall not be entitled to any other or further compensation. The Current Issuer shall pay such moneys so receivable by the Current Issuer Cash Manager in accordance with the Current Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Current Issuer Post-Enforcement Priority of Payments, on the dates on which they would otherwise have fallen due hereunder. For the avoidance of doubt, such termination shall not affect the Current Issuer Cash Manager's rights to receive payment of all amounts (if any) due to it from the Current Issuer other than under this Agreement.

     (d) Any provision of this Agreement, which is stated to continue after termination of the Agreement, shall remain in full force and effect notwithstanding termination.

13.  Further Assurances

13.1 Co-operation, etc: The parties hereto agree that they will co-operate fully to do all such further acts and things and execute any further documents as may be necessary or desirable to give full effect to the arrangements contemplated by this Agreement and the other Transaction Documents.

13.2 Powers of attorney: Without prejudice to the generality of Clause 13.1 (Co-operation, etc), the Current Issuer shall upon request by the Current Issuer Cash Manager forthwith give to the Current Issuer Cash Manager such further powers of attorney or other written authorisations, mandates or instruments as are necessary to enable the Current Issuer Cash Manager to perform the Current Issuer Cash Management Services.

14.  Miscellaneous

14.1 No set-off: The Current Issuer Cash Manager agrees that it will not:

     (a) set off or purport to set off any amount which either the Current Issuer is or will become obliged to pay to it under this Agreement against any amount from time to time standing to the credit of or to be credited to the Current Issuer Transaction Accounts or the Swap Collateral Accounts or any replacement or additional bank account of the Current Issuer and established from time to time; or

     (b) make or exercise any claims or demands, any rights of counterclaim or any other equities against or withhold payment of any and all sums of money which may at any time and from time to time standing to the credit of the Current Issuer Transaction Accounts or the Swap Collateral Accounts or any replacement or additional bank account of the Current Issuer and established from time to time.

14.2 No recourse:

     (a) In relation to all sums due and payable by the Current Issuer to the Current Issuer Cash Manager, the Current Issuer Cash Manager agrees that it shall have recourse only to sums paid to or received by (or on behalf of) the Current Issuer pursuant to the provisions of the Current Issuer Transaction Documents.

     (b) For the avoidance of doubt, the Note Trustee shall not be liable to pay any amounts due under Clauses 7 (Costs and Expenses) and 9 (Remuneration), but without prejudice to the obligations of the Current Issuer, or any receiver appointed pursuant to the Current Issuer Deed of Charge in respect of such amounts.

     (c) Notwithstanding any other provisions of this Agreement, all obligations to, and rights of, the Note Trustee under or in connection with this Agreement (other than its obligations under Clause 13 (Further Assurances)) shall automatically terminate upon the discharge in full of all Current Issuer Secured Obligations, PROVIDED THAT this shall be without prejudice to any claims in respect of such obligations and rights arising on or prior to such date.

15.  Confidentiality

     During the continuance of this Agreement or after its termination, each of the Current Issuer, the Current Issuer Cash Manager and the Note Trustee shall use its best endeavours not to disclose to any person, firm or company whatsoever any information relating to the business, finances or other matters of a confidential nature of any other party hereto of which it may exclusively by virtue of being party to the Transaction Documents have become possessed and shall use all reasonable endeavours to prevent any such disclosure as aforesaid, PROVIDED HOWEVER that the provisions of this Clause 15 shall not apply:

     (a) to any information already known to the recipient otherwise than as a result of entering into any of the Transaction Documents;

     (b) to any information subsequently received by the recipient which it would otherwise be free to disclose;

     (c) to any information which is or becomes public knowledge otherwise than as a result of the conduct of the recipient;

     (d) to any extent that the recipient is required to disclose the same pursuant to any law or order of any court or pursuant to any direction, request or requirement (whether or not having the force of law) of any central bank or any governmental or other authority (including, without limitation, any official bank examiners or regulators);

     (e) to the extent that the recipient needs to disclose the same for determining the existence of, or declaring, a Current Issuer Note Event of Default, or a Current Issuer Cash Manager Termination Event, the protection or enforcement of any of its rights under any of the Current Issuer Transaction Documents or in connection herewith or therewith or for the purpose of discharging, in such manner as it thinks fit, its duties under or in connection with such agreements in each case to such persons as require to be informed of such information for such purposes; or

     (f) in relation to any information disclosed to the professional advisers of the recipient or (in connection with a prospective rating of any debt to be issued by the Current Issuer or any New Issuer) to any credit rating agency or any prospective new cash manager or prospective new Note Trustee.

16.  No Partnership

     It is hereby acknowledged and agreed by the parties that nothing in this Agreement shall be construed as giving rise to any partnership between any of the parties.

17.  Assignment

17.1 Assignment by the Current Issuer: The Current Issuer may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of each of the Note Trustee and the Current Issuer Cash Manager, except that the Current Issuer may assign its respective rights hereunder without such consent pursuant to the Current Issuer Deed of Charge.

17.2 No assignment by Current Issuer Cash Manager: The Current Issuer Cash Manager may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of the Current Issuer and the Note Trustee.

18.  The Note Trustee

18.1 Change in Note Trustee: If there is any change in the identity of the note trustee in accordance with the Issuer Deed of Charge, the Current Issuer and the Current Issuer Cash Manager shall execute such documents and take such action as the successor note trustee and the outgoing Note Trustee may require for the purpose of vesting in the successor note trustee the rights and obligations of the outgoing Note Trustee under this Agreement and releasing the outgoing Note Trustee from its future obligations under this Agreement.

18.2 No Obligations: It is hereby acknowledged and agreed that by its execution of this

     Agreement the Note Trustee shall not assume or have any of the obligations or liabilities of the Current Issuer or the Current Issuer Cash Manager under this Agreement. Furthermore, any liberty or power which may be exercised or any determination which may be made hereunder by the Note Trustee may be exercised or made in the Note Trustee's absolute and unfettered discretion without any obligation to give reasons therefor, but in any event must be exercised or made in accordance with the provisions of the Current Issuer Deed of Charge.

19.  Non Petition Covenant; Limited Recourse

19.1 Note Trustee to Enforce: The Current Issuer Cash Manager hereby undertakes to each of the other parties hereto that only the Security Trustee, at the direction of the Note Trustee, may enforce the security created in favour of the Note Trustee by the Current Issuer Deed of Charge in accordance with the provisions thereof.

19.2 Limited Recourse: The Current Issuer Cash Manager hereby undertakes to each of the other parties hereto that, notwithstanding any other provision of this Agreement or any other Transaction Document, no sum due or owing to the Current Issuer Cash Manager from or by the Current Issuer under this Agreement shall be payable by the Current Issuer except to the extent that the Current Issuer has sufficient funds available or (following enforcement of the Current Issuer Security) the Security Trustee has realised sufficient funds from the Current Issuer Security to pay such sum subject to and in accordance with the relevant Current Issuer Priority of Payments, and provided that all liabilities of the Current Issuer required to be paid in priority thereto or pari passu therewith pursuant to such Current Issuer Priority of Payments have been paid, discharged and/or otherwise provided for in full.

19.3 Non Petition: The Current Issuer Cash Manager hereby undertakes to each of the other parties hereto that it shall not take any steps for the purpose of recovering any amount payable under this Agreement (including, without limitation, by exercising any rights of set-off) or enforcing any rights arising out of this Agreement against the Current Issuer and it shall not take any steps or legal proceedings for the winding-up, dissolution or reorganisation of, or the institution of insolvency proceedings against, the Current Issuer or for the appointment of a receiver, administrator, liquidator or similar officer of the Current Issuer in respect of any or all of its revenues except to the extent expressly permitted under the Current Issuer Deed of Charge.

19.4 Following Enforcement: The Current Issuer Cash Manager hereby undertakes to each of the other parties hereto that, following any enforcement of the Current Issuer Security, it will hold on trust for, and will pay to, the Note Trustee or the Receiver, as the case may be, all monies received or recovered by it (whether by way of set-off or otherwise) otherwise than in accordance with the Current Issuer Post-Enforcement Priority of Payments in order that such monies may be applied by the Note Trustee or the Receiver in accordance with the Current Issuer Post-Enforcement Priority of Payments.

19.5 Corporate Obligations: To the extent permitted by law, no recourse under any obligation, covenant, or agreement of any person contained in this Agreement shall be had against any shareholder, officer or director of such person as such, by the enforcement of any assessment or by any legal proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of each person expressed to be a party hereto and no personal liability shall attach to or be incurred by the shareholders, officers, agents or directors of such person as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such person contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such person of any of such obligations, covenants or agreements, either under any applicable law or by statute or constitution, of every such shareholder, officer, agent or director is hereby expressly waived by each person expressed to be a party hereto as a condition of and consideration for the execution of this Agreement.

19.6 Current Issuer Deed of Charge: The provisions of Clause 6 of the Current Issuer Deed of Charge shall prevail in the event that and to the extent that they conflict with the provisions of this Clause 19.

20.  Amendments and Waiver

20.1 Entire Agreement: This Agreement sets out the entire agreement and understanding between the parties with respect to the subject matter of this Agreement superseding all prior oral or written understandings other than the other Current Issuer Transaction Documents.

20.2 Amendments and Waiver: No amendment or waiver of any provision of this Agreement nor consent to any departure by any of the parties therefrom shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto. In the case of a waiver or consent, such waiver or consent shall be effective only in the specific instance and as against the party or parties giving it for the specific purpose for which it is given.

20.3 Rights Cumulative: The respective rights of each of the parties to this Agreement are cumulative and may be exercised as often as they consider appropriate. No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies in this Agreement are cumulative and not exclusive of any remedies provided by law.

20.4 Ratings: No variation or waiver of this Agreement shall be made if the same would adversely affect the then-current ratings of any of the Notes.

21.  Notices

     Any notices or other communication or document to be given or delivered pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or by facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched or (where delivered by hand) on the day of delivery if delivered before 17.00 hours (London time) on a London Business Day or on the next London Business Day if delivered thereafter or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

     (a) in the case of the Current Issuer Cash Manager, to Northern Rock PLC, Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL (facsimile number: 0191 213 2203) for the attention of the Group Secretary;

     (b) in the case of the Current Issuer, to Granite Mortgages 04-3 plc c/o Fifth Floor, 100 Wood Street, London EC2V 7EX (facsimile number 020 7606 0643) for the attention of The Company Secretary with a copy to Northern Rock plc, Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL (facsimile number 0191 213 2203) for the attention of the Group Secretary;

     (c) in the case of the Note Trustee, to The Bank of New York (London Branch), at 48th Floor, One Canada Square, London E14 5AL (facsimile number 020 7964 6399) for the attention of Corporate Trust (Global Structured Finance);

     (d) in the case of Fitch, to Fitch Ratings Ltd., at Eldon House, 2 Eldon Street, London EC2M 7UA (facsimile number 0207 417 6262) for the attention of European Structured Finance Surveillance;

     (e) in the case of Moody's, to Moody's Investors Services, Inc., at 1st Floor, 2 Minster Court, Mincing Lane, London EC3R 7XB (facsimile number 0207 772 5400) for the attention of the Head of Monitoring Group, Structured Finance;

     (f) in the case of S&P, to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., at 20 Canada Square, Canary Wharf, London E14 5LH (facsimile number 0207 176 3598) for the attention of Andre Vollmann;

     or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party or by any Rating Agency to the others by written notice in accordance with the provisions of this Clause 21. All notices served under this Agreement shall be simultaneously copied to the Note Trustee by the person serving the same.

22.  Third Party Rights

     A person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

23.  Execution in Counterparts; Severability

23.1 Counterparts: This Agreement may be executed in any number of counterparts (manually or by facsimile) and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

23.2 Severability: Where any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under this Agreement, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

24.  Governing Law and Jurisdiction; Appropriate Forum

24.1 Governing Law: This Agreement is governed by, and shall be construed in accordance with, English law.

24.2 Jurisdiction: Each of the parties hereto irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

24.3 Appropriate Forum: Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed the day and year first before written.

                                  SCHEDULE 1

                  The Current Issuer Cash Management Services

The Current Issuer Cash Manager shall:

(a)  make the determinations as set forth in Schedule 2;

(b) invest sums, if any, standing to the credit of the Current Issuer Transaction Accounts in short-term Authorised Investments as determined by the Current Issuer and, if applicable, the Note Trustee;

(c) apply the Current Issuer Available Revenue Receipts and Current Issuer Available Principal Receipts in accordance with the relevant order of priority of payments for the Current Issuer set out in Schedule 2;

(d) maintain the Current Issuer Principal Deficiency Ledger, and record (1) principal deficiencies arising from Losses on the Mortgage Loans which have been allocated by Funding to the Current Issuer Intercompany Loan,
     (2) the use of Current Issuer Principal Receipts to meet any deficiency in Current Issuer Revenue Receipts and (3) the use of Funding Available Principal Receipts to fund or replenish, as the case may be, the Current Issuer Liquidity Reserve Fund, if any, and (4) the application of Current Issuer Available Revenue Receipts to reduce the balances on the Current Issuer Principal Deficiency Ledger;

(e) each time it records a debit on a Current Issuer Principal Deficiency Sub Ledger, also record on such Current Issuer Principal Deficiency Sub Ledger whether such debit was caused by (1) Losses on the Mortgage Loans which have been allocated by Funding to the Current Issuer Intercompany Loan, (2) the application of Current Issuer Principal Receipts to meet any deficiency in Current Issuer Revenue Receipts, and (3) the application of Funding Available Principal Receipts to fund or replenish, as the case may be, the Current Issuer Liquidity Reserve Fund, if any;

(f) provide the Current Issuer, Funding, the Note Trustee (upon its request) and the Rating Agencies with quarterly reports in relation to the Current Issuer as set out in Schedule 3;

(g) operate the Current Issuer Bank Accounts and ensure that payments are made into and from such account in accordance with this Agreement, the Current Issuer Deed of Charge, the Current Issuer Bank Account Agreement and any other relevant Current Issuer Transaction Document, PROVIDED HOWEVER THAT nothing herein shall require the Current Issuer Cash Manager to make funds available to the Current Issuer to enable such payments to be made other than as expressly required by the provisions of this Agreement;

(h)  keep records for all taxation purposes (including, without limitation
     VAT);

(i) subject to any applicable law, assist the auditors of the Current Issuer and provide such information to them as they may reasonably request for the purpose of carrying out their duties as auditors;

(j) make all returns and filings, give all notices and make all registrations and other notifications required in the day-to-day operation of the business of the Current Issuer or required to be given by the Current Issuer pursuant to the Current Issuer Transaction Documents;

(k) arrange for all payments due to be made by the Current Issuer under any of the Current Issuer Transaction Documents, PROVIDED THAT such moneys are at the relevant time available to the Current Issuer and PROVIDED FURTHER that nothing herein shall constitute a guarantee by the Current Issuer Cash Manager of all or any of the obligations of the Current Issuer under any of the Current Issuer Transaction Documents;

(l) without prejudice to the role of and in conjunction with the Current Issuer Corporate Services Provider under the Current Issuer Corporate Services Agreement, keep general books of account and records of the Current Issuer; provide accounting services, including reviewing receipts and payments, supervising and assisting in the preparation of interim statements and final accounts and supervising and assisting in the preparation of tax returns;

(m) without prejudice to the role of and in conjunction with the Current Issuer Corporate Services Provider under the Current Issuer Corporate Services Agreement, provide or procure the provision of company secretarial and administration services to the Current Issuer including the keeping of all registers and the making of all returns and filings required by applicable law or by UK regulatory authorities, co-operate in the convening of board and general meetings and provide registered office facilities;

(n) itself on behalf of the Current Issuer, PROVIDED THAT such monies are at the relevant time available to the Current Issuer, pay all the out-of-pocket expenses of the Current Issuer, incurred by the Current Issuer Cash Manager on behalf of the Current Issuer in the performance of the Current Issuer Cash Manager's duties hereunder including without limitation:

     (i)  all Taxes which may be due or payable by the Current Issuer;

     (ii) all necessary filing and other fees in compliance with regulatory requirements;

    (iii) all legal and audit fees and other professional advisory fees; and

     (iv) all communication expenses including postage, courier and telephone charges;

(o) the Current Issuer Cash Manager may invest monies standing from time to time to the credit of the Current Issuer Transaction Accounts subject to the following provisions:

     (i) any such Authorised Investment shall be made in the joint names of the Current Issuer and the Note Trustee;

     (ii) any costs properly and reasonably incurred in making and changing Authorised Investments will be reimbursed to the Current Issuer Cash Manager and the Note Trustee by the Current Issuer;

    (iii) all income or proceeds following the disposal or maturity of Authorised Investments shall be credited to the Current Issuer Transaction Accounts from which moneys were withdrawn to make the relevant Authorised Investment; and

     (iv) following the enforcement of the Current Issuer Security no such investment may be made without the prior written consent of the Note Trustee.

     The Note Trustee and the Current Issuer Cash Manager shall not be responsible (save where any loss results from the Note Trustee's or the Current Issuer Cash Manager's own fraud, wilful default or gross negligence or that of its officers or employees) for any loss occasioned by reason of any such Authorised Investments whether by depreciation in value or otherwise provided that such Authorised Investments were made in accordance with the above provisions;

     (p) (i) if necessary, perform all currency conversions free of charge, cost or expense at the relevant exchange rate; and

          (ii) if necessary, perform all interest rate conversions free of charge, cost or expense at the relevant interest swap rate.

     for the purposes of any calculations referred to in sub-paragraphs (i) and (ii) above, all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g. 9.876541% (or 0.09876541) being rounded down to 9.87654% (or 0.0987654)) and (ii) any currency amounts used in or resulting from such calculations will be rounded in accordance with the relevant market practice;

(q) arrange payment of all fees to the London Stock Exchange plc or, as applicable, the UK Listing Authority; and

(r) provide services in relation to Swap Collateral (including, without limitation, in connection with the transfer, receipt, administration and/or holding of Swap Collateral, the making of calculations, determinations, communications or valuations, the opening and maintenance of the Swap Collateral Accounts and the Swap Collateral Ledger; and the entering into of Swap Collateral Ancillary Documents).

                                  SCHEDULE 2

                  Cash Management and Maintenance of Ledgers

1.   Determination

     (a) On or before each Current Issuer Note Determination Date immediately preceding a Payment Date, the Current Issuer Cash Manager shall determine each of the following in accordance with this paragraph 1:

          (i) the amount of any Current Issuer Available Revenue Receipts to be applied on the following Payment Date in accordance with the Current Issuer Pre-Enforcement Revenue Priority of Payments set forth in paragraph 3 of this Schedule 2;

          (ii) the amount of any Current Issuer Available Principal Receipts to be applied on the following Payment Date in accordance with the Current Issuer Pre-Enforcement Principal Priority of Payments set forth in paragraph 4 of this Schedule 2;

         (iii) whether there will be an excess or a deficit of the Current Issuer Available Revenue Receipts to pay items (A) through (P) of the Current Issuer Pre-Enforcement Revenue Priority of Payments (after taking account of any Group 1 Shared Issuer Revenue Receipts or Group 2 Shared Issuer Revenue Receipts available therefor) as set forth in paragraph 3 of this
               Schedule 2;

          (iv) the various amounts, balances and rates to be calculated in accordance with the Current Issuer Swap Agreements, and shall promptly notify the Current Issuer, the Note Trustee and each Calculation Agent (as defined in each Current Issuer Swap Agreement) of such amounts, balances and rates; and

          (v) the Principal Amount Outstanding of the Current Issuer Notes, the Pool Factor, and the Note Principal Payment of the Current Issuer Notes in accordance with the Conditions.

     (b) If the Current Issuer Cash Manager determines (as set forth in paragraph 1(a)(iii)) that there is a Current Issuer Income Deficit and the Current Issuer has provided for that deficit by the application of funds standing to the credit of the Current Issuer Principal Ledger, if any, then the Current Issuer Cash Manager shall make a corresponding debit entry in the relevant Current Issuer Principal Deficiency Sub Ledger, PROVIDED THAT the Current Issuer Cash Manager shall ensure that Current Issuer Principal Receipts are not used to pay interest on any class of Current Issuer Notes if and to the extent that would result in a deficiency being recorded, or an existing deficiency being increased, on a Current Issuer Principal Deficiency Sub Ledger relating to a higher ranking Class of Current Issuer Notes, and furthermore that Current Issuer Principal Receipts are not used to make up any deficit other than in respect of items (A) through (E), (G), (I) and (K) of the Current Issuer Pre-

          Enforcement Revenue Priority of Payments. The Current Issuer Cash Manager shall thereafter record as a debit on the Current Issuer Revenue Ledger the application by the Current Issuer of any excess Current Issuer Available Revenue Receipts to extinguish any balance on a Current Issuer Principal Deficiency Sub Ledger.

     (c) The Current Issuer Cash Manager may make all the determinations referred to in paragraph 1(a) on the basis of any reasonable and proper assumptions as the Current Issuer Cash Manager considers appropriate (including without limitation as to the amount of any payments to be made under paragraph 3 below during the period from and including the Current Issuer Note Determination Date immediately preceding a Payment Date to but excluding such Payment Date).

          The Current Issuer Cash Manager shall notify the Current Issuer and the Note Trustee on request of any such other assumptions and shall take account of any representations made by the Current Issuer and the Note Trustee (as the case may be) in relation thereto.

     (d) Each determination made in accordance with this paragraph 1 shall (in the absence of bad faith, wilful default, negligence and manifest error) be final and binding on all persons.

2.   Notification of Determinations

     (a) The Current Issuer Cash Manager will cause each determination of Current Issuer Available Principal Receipts and Current Issuer Available Revenue Receipts (in accordance with paragraph 1(a)(i) and
          (ii)) and any Current Issuer Income Deficit (in accordance with paragraph 1(a)(iii)) to be notified forthwith, following the calculation thereof, to the Current Issuer.

     (b) The Current Issuer Cash Manager shall procure that the determinations and notifications required to be made pursuant to Condition 5(C) of the Conditions are made.

3.   Priority of Payments for Current Issuer Available Revenue Receipts

     Current Issuer Available Revenue Receipts will be applied, as applicable:

     (a)  on each Payment Date; or

     (b) on each day when due in respect of amounts due to third parties pursuant to paragraph (C) below,

     in each case prior to the enforcement of the Current Issuer Security pursuant to the Current Issuer Deed of Charge or until such time as there are no Current Issuer Secured Obligations outstanding, in making such payments and provisions in the following order of priority (in each case only if and to the extent that payments or provisions of a higher priority have been made in full) (the "Current Issuer Pre-Enforcement Revenue Priority of Payments"):

     (A) first, to pay amounts due to the Note Trustee, together with interest and (to the extent not already inclusive) VAT on those amounts, and to provide for any amounts due or to become due during the following Interest Period to the Note Trustee under the Current Issuer Trust Deed, the Current Issuer Deed of Charge or any other Transaction Document;

     (B) second, in no order of priority among them but in proportion to the respective amounts due, to pay amounts due to the Agent Bank, the Paying Agents, the Transfer Agent and the Registrar, together with interest and (to the extent not already inclusive) VAT on those amounts, and to provide for any costs, charges, liabilities and expenses due or to become due during the following Interest Period to the Agent Bank, the Paying Agents, the Transfer Agent and the Registrar under the Current Issuer Paying Agent and Agent Bank Agreement;

     (C) third, to pay amounts due to any third party creditors of the Current Issuer (other than those referred to later in this order of priority of payments or in the Current Issuer Pre-Enforcement Principal Priority of Payments), of which the Current Issuer Cash Manager has notice prior to the relevant Payment Date, which amounts have been incurred without breach by the Current Issuer of the Transaction Documents to which it is a party and for which payment has not been provided for elsewhere and to provide for any such amounts expected to become due and payable during the following Interest Period by the Current Issuer and to pay or discharge any liability of the Current Issuer for corporation tax on any chargeable income or gain of the Current Issuer;

     (D) fourth, in no order of priority among them but in proportion to the respective amounts due, to pay amounts due to the Current Issuer Cash Manager under the Current Issuer Cash Management Agreement, the Current Issuer Corporate Services Provider under the Current Issuer Corporate Services Agreement and the Current Issuer Account Bank under the Current Issuer Bank Account Agreement together with (to the extent not already inclusive) VAT on those amounts, and to provide for any amounts due, or to become due in the immediately succeeding Interest Period, to the Current Issuer Cash Manager under the Current Issuer Cash Management Agreement, to the Current Issuer Corporate Services Provider under the Current Issuer Corporate Services Agreement and to the Current Issuer Account Bank under the Current Issuer Bank Account Agreement;

     (E) fifth, in no order of priority among them but in proportion to the respective amounts due, to pay:

          (1) amounts (including such part of any termination payment) due to the Current Issuer Basis Rate Swap Provider (except for any termination payment or any part thereof due and payable to the Current Issuer Basis Rate Swap Provider as a result of a Basis Rate Swap Provider Default, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments);

          (2) amounts due in respect of interest and such part of any termination payment due to the Series 1 Class A1 Dollar Currency Swap Provider under the Series 1 Class A1 Dollar Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 1 Class A1 Dollar Currency Swap and applied in accordance with this order of priority of payments) and from amounts received on each Payment Date in respect of interest from the Series 1 Class A1 Dollar Currency Swap Provider to pay on such Payment Date interest due or overdue on the Series 1 Class A1 Notes to holders of the Series 1 Class A1 Notes;

          (3) amounts due in respect of interest and such part of any termination payment due to the Series 1 Class A2 Euro Currency Swap Provider under the Series 1 Class A2 Euro Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 1 Class A2 Euro Currency Swap and applied in accordance with this order of priority of payments) and from amounts received on each Payment Date in respect of interest from the Series 1 Class A2 Euro Currency Swap Provider to pay on such Payment Date interest due or overdue on the Series 1 Class A2 Notes to holders of the Series 1 Class A2 Notes;

          (4) amounts due in respect of interest and such part of any termination payment due to the Series 1 Class A3 Dollar Currency Swap Provider under the Series 1 Class A3 Dollar Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 1 Class A3 Dollar Currency Swap and applied in accordance with this order of priority of payments) and from amounts received on each Payment Date in respect of interest from the Series 1 Class A3 Dollar Currency Swap Provider to pay on such Payment Date interest due or overdue on the Series 1 Class A3 Notes to the holders of the Series 1 Class A3 Notes;

          (5) amounts due in respect of interest and such part of any termination payment due to the Series 2 Class A1 Dollar Currency Swap Provider under the Series 2 Class A1 Dollar Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 2 Class A1 Dollar Currency Swap and applied in accordance with this order of priority of payments) and from amounts received on each Payment Date in respect of interest from the Series 2 Class A1 Dollar Currency Swap Provider to pay on such Payment Date interest due or overdue on the Series 2 Class A1 Notes to the holders of the Series 2 Class A1 Notes;

          (6) amounts due in respect of interest and such part of any termination payment due to the Series 2 Class A2 Euro Currency Swap Provider under the Series 2 Class A2 Euro Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 2 Class A2 Euro Currency Swap and applied in accordance with this order of priority of payments) and from amounts received on each Payment Date in respect of interest from the Series 2 Class A2 Euro Currency Swap Provider to pay on such Payment Date interest due or overdue on the Series 2 Class A2 Notes to the holders of the Series 2 Class A2 Notes;

          (7) amounts due to pay on each Payment Date interest due or overdue on the Series 3 Class A1 Notes to the holders of the Series 3 Class A1 Notes; and

          (8) (i) on any Payment Date up to and including the earlier of (a) the Payment Date in September 2011, (b) the occurrence of a Trigger Event or (c) the enforcement of the Funding Security and/or the Current Issuer Security, amounts due in respect of interest and such part of any termination payment due to the Interest Rate Swap Provider under the Interest Rate Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of an Interest Rate Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Interest Rate Swap and applied in accordance with this order of priority of payments) and from amounts received on each Payment Date in respect of interest from the Interest Rate Swap Provider to pay on such Payment Date interest due or overdue on the Series 3 Class A2 Notes to the holders of the Series 3 Class A2 Notes, and (ii) thereafter, amounts due in respect of interest and such part of any termination payment due to the Interest Rate Swap Provider under the Interest Rate Swap, to the extent not already paid (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of an Interest Rate Swap Provider Default by that Swap

               Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Interest Rate Swap and applied in accordance with this order of priority of payments) and amounts due to pay on such Payment Date interest due or overdue on the Series 3 Class A2 Notes to the holders of the Series 3 Class A2 Notes;

     (F) sixth, towards a credit to the Class A Principal Deficiency Sub Ledger in an amount up to the amount necessary to eliminate any debit on the Class A Principal Deficiency Sub Ledger;

     (G) seventh, in no order of priority among them but in proportion to the respective amounts due, to pay:

          (1) amounts due in respect of interest and such part of any termination payment due to the Series 1 Class B Dollar Currency Swap Provider under the Series 1 Class B Dollar Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 1 Class B Dollar Currency Swap and applied in accordance with this order of priority of payments) and from amounts received on each Payment Date in respect of interest from the Series 1 Class B Dollar Currency Swap Provider to pay on such Payment Date interest due or overdue on the Series 1 Class B Notes to the holders of the Series 1 Class B Notes;

          (2) amounts due in respect of interest and such part of any termination payment due to the Series 2 Class B Euro Currency Swap Provider under the Series 2 Class B Euro Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 2 Class B Euro Currency Swap and applied in accordance with this order of priority of payments) and from amounts received on each Payment Date in respect of interest from the Series 2 Class B Euro Currency Swap Provider to pay on such Payment Date interest due or overdue on the Series 2 Class B Notes to the holders of the Series 2 Class B Notes; and

          (3) amounts due to pay on each Payment Date interest due or overdue on the Series 3 Class B Notes to the holders of the Series 3 Class B Notes.

     (H) eighth, towards a credit to the Class B Principal Deficiency Sub Ledger in an amount up to the amount necessary to eliminate any debit on the Class B Principal Deficiency Sub Ledger;

     (I) ninth, in no order or priority among them but in proportion to the respective amounts due, to pay:

          (1) amounts due in respect of interest and such part of any termination payment due to the Series 1 Class M Dollar Currency Swap Provider under the Series 1 Class M Dollar Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 1 Class M Dollar Currency Swap and applied in accordance with this order of priority of payments) and from amounts received on each Payment Date in respect of interest from the Series 1 Class M Dollar Currency Swap Provider to pay on such Payment Date interest due or overdue on the Series 1 Class M Notes to the holders of the Series 1 Class M Notes;

          (2) amounts due in respect of interest and such part of any termination payment due to the Series 2 Class M Euro Currency Swap Provider under the Series 2 Class M Euro Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 2 Class M Euro Currency Swap and applied in accordance with this order of priority of payments) and from amounts received on each Payment Date in respect of interest from the Series 2 Class M Euro Currency Swap Provider to pay on such Payment Date interest due or overdue on the Series 2 Class M Notes to the holders of the Series 2 Class M Notes; and

          (3) amounts due to pay on each Payment Date interest due or overdue on the Series 3 Class M Notes to the holders of the Series 3 Class M Notes;

     (J) tenth, to credit to the Class M Principal Deficiency Sub Ledger in an amount up to the amount necessary to eliminate any debit on that ledger;

     (K) eleventh, in no order of priority among them but in proportion to the respective amounts due, to pay:

          (1) amounts due in respect of interest and such part of any termination payment due to the Series 1 Class C Dollar Currency Swap Provider under the Series 1 Class C Dollar Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 1 Class C Dollar Currency Swap and applied in accordance with this order of priority of payments) and from amounts received on each Payment Date in respect of interest from the Series 1 Class C Dollar Currency Swap Provider to pay on such Payment Date interest due or overdue on the Series 1 Class C Notes to the holders of the Series 1 Class C Notes;

          (2) amounts due in respect of interest and such part of any termination payment due to the Series 2 Class C Euro Currency Swap Provider under the Series 2 Class C Euro Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 2 Class C Euro Currency Swap and applied in accordance with this order of priority of payments) and from amounts received on each Payment Date in respect of interest from the Series 2 Class C Euro Currency Swap Provider to pay on such Payment Date interest due or overdue on the Series 2 Class C Notes to the holders of the Series 2 Class C Notes; and

          (3) amounts due to pay on each Payment Date interest due or overdue on the Series 3 Class C Notes to the holders of the Series 3 Class C Notes;

     (L) twelfth, to credit the Class C Principal Deficiency Sub Ledger in an amount up to the amount necessary to eliminate any debit on the Class C Principal Deficiency Sub Ledger;

     (M) thirteenth, on the Payment Date falling in December of each year, to pay to the Current Issuer Account Bank an amount equal to the amount of any debit balance on any Current Issuer Transaction Account as permitted by the Current Issuer Cash Manager, incurred in accordance with the provisions of the Current Issuer Transaction Documents and outstanding as at such Payment Date;

     (N) fourteenth, in no order of priority among them but in proportion to the respective amounts due, to pay any termination payment to:

          (1) the Current Issuer Basis Rate Swap Provider following a Basis Rate Swap Provider Default;

          (2) the Current Issuer Interest Rate Swap Provider following an Interest Rate Swap Provider Default;

          (3) any Dollar Currency Swap Provider following a Dollar Currency Swap Provider Default; and

          (4) any Euro Currency Swap Provider following a Euro Currency Swap Provider Default;

     (O) fifteenth, to pay to the Current Issuer an amount equal to 0.01% per annum of the interest received under the Current Issuer Intercompany Loan, to be retained by the Current Issuer as profit, less corporation tax in respect of those profits provided for or paid at item (C) above; and

     (P) last, to pay to shareholders of the Current Issuer any dividend declared by the Current Issuer.

     If any Swap Collateral Available Revenue Amounts are received by the Current Issuer on a Payment Date, such Swap Collateral Available Revenue Amounts shall be applied by the Current Issuer Cash Manager on that Payment Date in the same manner as it would have applied the receipts which such Swap Collateral Available Revenue Amounts replace.

     If, on any Payment Date, an amount equal to the cash benefit relating to any Tax Credit obtained by the Current Issuer is required to be paid by the Current Issuer to any Current Issuer Swap Provider (in accordance with Part 5(r) of the Schedule to the relevant Current Issuer Swap Agreement), then the Current Issuer shall make such payment on such Payment Date out of the Current Issuer Available Revenue Receipts in priority to the payments and provisions to be made on such Payment Date in accordance with the Current Issuer Pre-Enforcement Revenue Priority of Payments. The amount of any such cash benefit paid to the relevant Current Issuer Swap Provider in accordance with this paragraph shall, to avoid double counting, be deducted from the amount to be paid to that Current Issuer Swap Provider under the relevant Current Issuer Swap Agreement in accordance with the Current Issuer Pre-Enforcement Revenue Priority of Payments on the relevant Payment Date.

4.   Priority of Payments for Current Issuer Available Principal Receipts

4.1 Distribution of Current Issuer Available Principal Receipts Prior to Enforcement of the Current Issuer Security

     Prior to enforcement of the Current Issuer Security pursuant to the Current Issuer Deed of Charge and/or the occurrence of a Trigger Event, or until such time as there are no Current Issuer Notes outstanding, Current Issuer Available Principal Receipts will be applied in the following order of priority (the "Current Issuer Pre-Enforcement Principal Priority of Payments"):

     (A) first, amounts due in respect of principal and such part of any termination payment due to the Series 1 Class A1 Dollar Currency Swap Provider under the Series 1 Class A1 Dollar Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 1 Class A1 Dollar Currency Swap and applied in accordance with this order of priority of payments) and from amounts received in respect of principal from the Series 1 Class A1 Dollar Currency Swap Provider to pay up to the Series 1 Class A1 Controlled Amortisation Amount to the holders of the Series 1 Class A1 Notes;

     (B) second, amounts due in respect of principal and such part of any termination payment due to the Series 1 Class A2 Euro Currency Swap Provider under the Series 1 Class A2 Euro Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 1 Class A2 Euro Currency Swap and applied in accordance with this order of priority of payments) and from amounts received in respect of principal from the Series 1 Class A2 Euro Currency Swap Provider to pay up to the Series 1 Class A2 Controlled Amortisation Amount to the holders of the Series 1 Class A2 Notes;

     (C) third, in no order of priority between them but in proportion to the amounts due, to pay:

          (1) amounts due in respect of principal and such part of any termination payment due to the Series 1 Class A3 Dollar Currency Swap Provider under the Series 1 Class A3 Dollar Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 1 Class A3 Dollar Currency Swap and applied in accordance with this order of priority of payments) and from amounts received in respect of principal from the Series 1 Class A3 Dollar Currency Swap Provider to pay up to the Series 1 Class A3 Controlled Amortisation Amount to the holders of the Series 1 Class A3 Notes;

          (2) amounts due in respect of principal and such part of any termination payment due to the Series 2 Class A1 Dollar Currency Swap Provider under the Series 2 Class A1 Dollar Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 2 Class A1 Dollar Currency Swap and applied in accordance with this order of priority of payments) and from amounts received in respect of principal from the Series 2 Class A1 Dollar Currency Swap Provider to pay up to the Series 2 Class A1 Controlled Amortisation Amount to the holders of the Series 2 Class A1 Notes;

          (3) amounts due in respect of principal and such part of any termination payment due to the Series 2 Class A2 Euro Currency Swap Provider under the Series 2 Class A2 Euro Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current

               Issuer following a Downgrade Termination Event in respect of the Series 2 Class A2 Euro Currency Swap and applied in accordance with this order of priority of payments) and from amounts received in respect of principal from the Series 2 Class A2 Euro Currency Swap Provider to pay up to the Series 2 Class A2 Controlled Amortisation Amount to the holders of the Series 2 Class A2 Notes;

          (4) to pay up to the Series 3 Class A1 Controlled Amortisation Amount to the holders of the Series 3 Class A1 Notes; and

          (5) to pay up to the Series 3 Class A2 Controlled Amortisation Amount to the holders of the Series 3 Class A2 Notes;

     (D) fourth, provided that the Issuer Reserve Requirement and the Issuer Arrears Test are satisfied on such Payment Date (or, if either the Issuer Reserve Requirement or the Issuer Arrears Test is not satisfied on such Payment Date, but the Class A Notes have been repaid in full) no order of priority among them but in proportion to the respective amounts due, to pay:

          (1) amounts due in respect of principal and such part of any termination payment due to the Series 1 Class B Dollar Currency Swap Provider under the Series 1 Class B Dollar Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 1 Class B Dollar Currency Swap and applied in accordance with this order of priority of payments) and from amounts received in respect of principal from the Series 1 Class B Dollar Currency Swap Provider to pay up to the Series 1 Class B Controlled Amortization Amount to the holders of the Series 1 Class B Notes;

          (2) amounts due in respect of principal and such part of any termination payment due to the Series 2 Class B Euro Currency Swap Provider under the Series 2 Class B Euro Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 2 Class B Euro Currency Swap and applied in accordance with this order of priority of payments) and from amounts received in respect of principal from the Series 2 Class B Euro Currency Swap Provider to pay up to the Series 2 Class B Controlled Amortization Amount to the holders of the Series 2 Class B Notes; and

          (3) up to the Series 3 Class B Controlled Amortization Amount to the holders of the Series 3 Class B Notes;

     (E) fifth, provided that the Issuer Reserve Requirement and the Issuer Arrears Test are satisfied on such Payment Date (or, if either the Issuer Reserve Requirement or the Issuer Arrears Test is not satisfied on such Payment Date, but the Class A Notes have been repaid in full), in no order of priority among them but in proportion to the respective amounts due, to pay:

          (1) amounts due in respect of principal and such part of any termination payment due to the Series 1 Class M Dollar Currency Swap Provider under the Series 1 Class M Dollar Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 1 Class M Dollar Currency Swap and applied in accordance with this order of priority of payments) and from amounts received in respect of principal from the Series 1 Class M Dollar Currency Swap Provider to pay up to the Series 1 Class M Controlled Amortization Amount to the holders of the Series 1 Class M Notes;

          (2) amounts due in respect of principal and such part of any termination payment due to the Series 2 Class M Euro Currency Swap Provider under the Series 2 Class M Euro Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 2 Class M Euro Currency Swap and applied in accordance with this order of priority of payments) and from amounts received in respect of principal from the Series 2 Class M Euro Currency Swap Provider to pay up to the Series 2 Class M Controlled Amortization Amount to the holders of the Series 2 Class M Notes; and

          (3) up to the Series 3 Class M Controlled Amortization Amount to the holders of the Series 3 Class M Notes; and

     (F) last, provided that the Issuer Reserve Requirement and the Issuer Arrears Test are satisfied on such Payment Date (or, if either the Issuer Reserve Requirement or the Issuer Arrears Test is not satisfied on such Payment Date, but the Class A Notes have been repaid in full) in no order of priority among them but in proportion to the respective amounts due, to pay:

          (1) amounts due in respect of principal and such part of any termination payment due to the Series 1 Class C Dollar Currency Swap Provider under the Series 1 Class C Dollar Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 1 Class C Dollar Currency Swap and applied in accordance with this order of priority of payments) and from amounts received in respect of principal from the Series 1 Class C Dollar Currency Swap Provider to pay up to the Series 1 Class C Controlled Amortisation Amount to the holders of the Series 1 Class C Notes;

          (2) amounts due in respect of principal and such part of any termination payment due to the Series 2 Class C Euro Currency Swap Provider under the Series 2 Class C Euro Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 2 Class C Euro Currency Swap and applied in accordance with this order of priority of payments) and from amounts received in respect of principal from the Series 2 Class C Euro Currency Swap Provider to pay up to the Series 2 Class C Controlled Amortisation Amount to the holders of the Series 2 Class C Notes; and

          (3) up to the Series 3 Class C Controlled Amortisation Amount to the holders of the Series 3 Class C Notes.

     The Controlled Amortisation Amount of each class of Current Issuer Notes for each Payment Date is as set forth on Schedule 4.

     If any Swap Collateral Available Principal Amounts are received by the Current Issuer on a Payment Date, such Swap Collateral Available Principal Amounts shall be applied by the Current Issuer Cash Manager on that Payment Date in the same manner as it would have applied the receipts which such Swap Collateral Available Principal Amounts replace.

4.2 Distribution of Current Issuer Available Principal Receipts Following the Occurrence of a Non-Asset Trigger Event and prior to the occurrence of an Asset Trigger Event

     Following the occurrence of a Non-Asset Trigger Event and prior to the occurrence of an Asset Trigger Event but prior to enforcement of the Funding Security under the Funding Deed of Charge and/or the Current Issuer Security under the Current Issuer Deed of Charge, the Current Issuer Cash Manager will apply Current Issuer Available Principal Receipts in the following order of priority:

     (A) first, to pay amounts (including such part of any termination payment) due to the Series 1 Class A1 Dollar Currency Swap Provider under the Series 1 Class A1 Dollar Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 1 Class A1 Dollar Currency Swap and applied in accordance with this order of priority of payments) and from amounts received from the Series 1 Class A1 Dollar Currency Swap Provider to repay the Series 1 Class A1 Notes until the Series 1 Class A1 Notes have been repaid in full;

     (B) second, to pay amounts (including such part of any termination payment) due to the Series 1 Class A2 Euro Currency Swap Provider under the Series 1 Class A2 Euro Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 1 Class A2 Euro Currency Swap and applied in accordance with this order of priority of payments) and from amounts received from the Series 1 Class A2 Euro Currency Swap Provider to repay the Series 1 Class A2 Notes until the Series 1 Class A2 Notes have been repaid in full;

     (C) third, in no order of priority between them but in proportion to the amounts due:

          (1) to pay amounts (including such part of any termination payment) due to the Series 1 Class A3 Dollar Currency Swap Provider under the Series 1 Class A3 Dollar Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 1 Class A3 Dollar Currency Swap and applied in accordance with this order of priority of payments) and from amounts received from the Series 1 Class A3 Dollar Currency Swap Provider to repay the Series 1 Class A3 Notes until the Series 1 Class A3 Notes have been repaid in full;

          (2) to pay amounts (including such part of any termination payment) due to the Series 2 Class A1 Dollar Currency Swap Provider under the Series 2 Class A1 Dollar Currency Swap (except for any termination payment or any amount thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 2 Class A1 Dollar Currency Swap and applied in accordance with this order of priority of payments) and from amounts received from the Series 2 Class A1 Dollar Currency Swap Provider to repay the Series 2 Class A1 Notes until the Series 2 Class A1 Notes have been repaid in full;

          (3) to pay amounts (including such part of any termination payment) due to the Series 2 Class A2 Euro Currency Swap Provider under the Series 2 Class A2 Euro Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 2 Class A2 Euro Currency Swap and applied in accordance with this order of priority of payments) and from amounts received from the Series 2 Class A2 Euro Currency Swap Provider to repay the Series 2 Class A2 Notes until the Series 2 Class A2 Notes have been repaid in full;

          (4) to repay the Series 3 Class A1 Notes until the Series 3 Class A1 Notes have been repaid in full; and

          (5) to repay the Series 3 Class A2 Notes until the Series 3 Class A2 Notes have been repaid in full;

     (D) fourth, in no order of priority among them, but in proportion to the amounts due:

          (1) to pay amounts (including such part of any termination payment) due to the Series 1 Class B Dollar Currency Swap Provider under the Series 1 Class B Dollar Currency Swap (except for any termination payment or any amount thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 1 Class B Dollar Currency Swap and applied in accordance with this order of priority of payments) and from amounts received from the Series 1 Class B Dollar Currency Swap Provider to repay the Series 1 Class B Notes until the Series 1 Class B Notes have been repaid in full;

          (2) to pay amounts (including such part of any termination payment) due to the Series 2 Class B Euro Currency Swap Provider under the Series 2 Class B Euro Currency Swap (except for any termination payment or any amount thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 2 Class B Euro Currency Swap and applied in accordance with this order of priority of payments) and from amounts received from the Series 2 Class B Euro Currency Swap Provider to repay the Series 2 Class B Notes until the Series 2 Class B Notes have been repaid in full; and

          (3) to repay the Series 3 Class B Notes until the Series 3 Class B Notes have been repaid in full;

     (E) fifth, in no order of priority among them, but in proportion to the amounts due:

          (1) to pay amounts (including such part of any termination payment) due to the Series 1 Class M Dollar Currency Swap Provider under the Series 1 Class M Dollar Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider, as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment, received by the Current Issuer following a Downgrade Termination Event in respect of the Series 1 Class M Dollar Currency Swap and applied in accordance with this order of priority of payments) and from amounts received from the Series 1 Class M Dollar Currency Swap Provider to repay the Series 1 Class M Notes until the Series 1 Class M Notes have been repaid in full;

          (2) to pay amounts (including such part of any termination payment) due to the Series 2 Class M Euro Currency Swap Provider under the Series 2 Class M Euro Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 2 Class M Euro Currency Swap and applied in accordance with this order of priority of payments) and from amounts received from the Series 2 Class M Euro Currency Swap Provider to repay the Series 2 Class M Notes until the Series 2 Class M Notes have been repaid in full; and

          (3) to repay the Series 3 Class M Notes until the Series 3 Class M Notes have been repaid in full; and

     (F) last, in no order of priority among them, but in proportion to the amounts due:

          (1) to pay amounts (including such part of any termination payment) due to the Series 1 Class C Dollar Currency Swap Provider under the Series 1 Class C Dollar Currency Swap (except for any termination payment or any amount thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 1 Class C Dollar Currency Swap and applied in accordance with this order of priority of payments) and from amounts received from the Series 1 Class C Dollar Currency Swap Provider to repay the Series 1 Class C Notes until the Series 1 Class C Notes have been repaid in full;

          (2) to pay amounts (including such part of any termination payment) due to the Series 2 Class C Euro Currency Swap Provider under the Series 2 Class C Euro Currency Swap (except for any termination payment or any amount thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap

               Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 2 Class C Euro Currency Swap and applied in accordance with this order of priority of payments) and from amounts received from the Series 2 Class C Euro Currency Swap Provider to repay the Series 2 Class C Notes until the Series 2 Class C Notes have been repaid in full; and

          (3) to repay the Series 3 Class C Notes until the Series 3 Class C Notes have been repaid in full.

     If any Swap Collateral Available Principal Amounts are received by the Current Issuer on a Payment Date, such Swap Collateral Available Principal Amounts shall be applied by the Current Issuer Cash Manager on that Payment Date in the same manner as it would have applied the receipts which such Swap Collateral Available Principal Amounts replace.

4.3 Distribution of Current Issuer Available Principal Receipts Following the Occurrence of an Asset Trigger Event

     Following the occurrence of an Asset Trigger Event but prior to enforcement of the Funding Security under the Funding Deed of Charge and/or the Current Issuer Security under the Current Issuer Deed of Charge, the Current Issuer Cash Manager will apply Current Issuer Available Principal Receipts in the following order of priority:

     (A) first, in no order of priority among them, but in proportion to the amounts due:

          (1) to pay amounts (including such part of any termination payment) due to the Series 1 Class A1 Dollar Currency Swap Provider under the Series 1 Class A1 Dollar Currency Swap (except for any termination payment or any amount thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 1 Class A1 Dollar Currency Swap and applied in accordance with this order of priority of payments) and from amounts received from the Series 1 Class A1 Dollar Currency Swap Provider to repay the Series 1 Class A1 Notes until the Series 1 Class A1 Notes have been repaid in full;

          (2) to pay amounts (including such part of any termination payment) due to the Series 1 Class A2 Euro Currency Swap Provider under the Series 1 Class A2 Euro Currency Swap (except for any termination payment or any amount thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 1 Class A2 Euro Currency Swap and applied in accordance with this order of priority of payments) and from amounts received from the

               Series 1 Class A2 Euro Currency Swap Provider to repay the Series 1 Class A2 Notes until the Series 1 Class A2 Notes have been repaid in full;

          (3) to pay amounts (including such part of any termination payment) due to the Series 1 Class A3 Dollar Currency Swap Provider under the Series 1 Class A3 Dollar Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 1 Class A3 Dollar Currency Swap and applied in accordance with this order of priority of payments) and from amounts received from the Series 1 Class A3 Dollar Currency Swap Provider to repay the Series 1 Class A3 Notes until the Series 1 Class A3 Notes have been repaid in full;

          (4) to pay amounts (including such part of any termination payment) due to the Series 2 Class A1 Dollar Currency Swap Provider under the Series 2 Class A1 Dollar Currency Swap (except for any termination payment or any amount thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 2 Class A1 Dollar Currency Swap and applied in accordance with this order of priority of payments) and from amounts received from the Series 2 Class A1 Dollar Currency Swap Provider to repay the Series 2 Class A1 Notes until the Series 2 Class A1 Notes have been repaid in full;

          (5) to pay amounts (including such part of any termination payment) due to the Series 2 Class A2 Euro Currency Swap Provider under the Series 2 Class A2 Euro Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 2 Class A2 Euro Currency Swap and applied in accordance with this order of priority of payments) and from amounts received from the Series 2 Class A2 Euro Currency Swap Provider to repay the Series 2 Class A2 Notes until the Series 2 Class A2 Notes have been repaid in full;

          (6) to repay the Series 3 Class A1 Notes until the Series 3 Class A1 Notes have been repaid in full; and

          (7) to repay the Series 3 Class A2 Notes until the Series 3 Class A2 Notes have been repaid in full;

     (B) second, in no order of priority among them, but in proportion to the amounts due:

          (1) to pay amounts (including such part of any termination payment) due to the Series 1 Class B Dollar Currency Swap Provider under the Series 1 Class B Dollar Currency Swap (except for any termination payment or any amount thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 1 Class B Dollar Currency Swap and applied in accordance with this order of priority of payments) and from amounts received from the Series 1 Class B Dollar Currency Swap Provider to repay the Series 1 Class B Notes until the Series 1 Class B Notes have been repaid in full; and

          (2) to pay amounts (including such part of any termination payment) due to the Series 2 Class B Euro Currency Swap Provider under the Series 2 Class B Euro Currency Swap (except for any termination payment or any amount thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 2 Class B Euro Currency Swap and applied in accordance with this order of priority of payments) and from amounts received from the Series 2 Class B Euro Currency Swap Provider to repay the Series 2 Class B Notes until the Series 2 Class B Notes have been repaid in full; and

          (3) to repay the Series 3 Class B Notes until the Series 3 Class B Notes have been repaid in full;

     (C) third, in no order of priority among them, but in proportion to the amounts due:

          (1) to pay amounts (including such part of any termination payment) due to the Series 1 Class M Dollar Currency Swap Provider under the Series 1 Class M Dollar Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 1 Class M Dollar Currency Swap and applied in accordance with this order of priority of payments) and from amounts received from the Series 1 Class M Dollar Currency Swap Provider to repay the Series 1 Class M Notes until the Series 1 Class M Notes have been repaid in full; and

          (2) to pay amounts (including such part of any termination payment) due to the Series 2 Class M Euro Currency Swap Provider under the Series 2 Class M Euro Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Issuer following a Downgrade Termination Event in respect of the Series 2 Class M Euro Currency Swap and applied in accordance with this order of priority of payments) and from amounts received from the Series 2 Class M Euro Currency Swap Provider to repay the Series 2 Class M Notes until the Series 2 Class M Notes have been repaid in full; and

          (3) to repay the Series 3 Class M Notes until the Series 3 Class M Notes have been repaid in full; and

     (D) last, in no order of priority among them, but in proportion to the amounts due:

          (1) to pay amounts (including such part of any termination payment) due to the Series 1 Class C Dollar Currency Swap Provider under the Series 1 Class C Dollar Currency Swap (except for any termination payment or any amount thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 1 Class C Dollar Currency Swap and applied in accordance with this order of priority of payments) and from amounts received from the Series 1 Class C Dollar Currency Swap Provider to repay the Series 1 Class C Notes until the Series 1 Class C Notes have been repaid in full;

          (2) to pay amounts (including such part of any termination payment) due to the Series 2 Class C Euro Currency Swap Provider under the Series 2 Class C Euro Currency Swap (except for any termination payment or any amount thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment received by the Current Issuer following a Downgrade Termination Event in respect of the Series 2 Class C Euro Currency Swap and applied in accordance with this order of priority of payments) and from amounts received from the Series 2 Class C Euro Currency Swap Provider to repay the Series 2 Class C Notes until the Series 2 Class C Notes have been repaid in full; and

          (3) to repay the Series 3 Class C Notes until the Series 3 Class C Notes have been repaid in full.

     If any Swap Collateral Available Principal Amounts are received by the Current Issuer on a Payment Date, such Swap Collateral Available Principal Amounts shall be applied by the Current Issuer Cash Manager on that Payment Date in the same manner as it would have applied the receipts which such Swap Collateral Available Principal Amounts replace.

5.   Use of Ledgers

     The Current Issuer Cash Manager shall forthwith record monies received or payments made by it on behalf of the Current Issuer in the ledgers in the manner set out in this Agreement. If, at any time, the Current Issuer Cash Manager is in any doubt as to which ledger a particular amount should be credited or debited, it shall consult with the Note Trustee thereon.

     Except in the case of the Current Issuer Principal Deficiency Ledger and except as provided in Clause 2.4.(b) of the Current Issuer Bank Account Agreement, a debit item shall only be made in respect of any of the Current Issuer Ledgers, and the corresponding payment or transfer (if any) may only be made from the Current Issuer Transaction Accounts, to the extent that such entry does not cause the relevant ledger to have a debit balance. In the case of the Current Issuer Principal Deficiency Ledger and each Current Issuer Principal Deficiency Sub Ledger, a credit item shall only be made to the extent that such entry does not cause such ledger to have a credit balance.

6.   Current Issuer Revenue Ledger

     The Current Issuer Cash Manager shall ensure that:

     (a) the following amounts shall be credited to the Current Issuer Revenue Ledger:

          (i) all interest fees and any other amount (not including principal), if any, paid by Funding to the Current Issuer under the terms of the Current Issuer Intercompany Loan;

          (ii) all interest received by the Current Issuer in respect of the Current Issuer Bank Accounts;

         (iii) all amounts received by the Current Issuer representing income on any Current Issuer Authorised Investments;

          (iv) all amounts (including any early termination payment which is to be used to acquire, if necessary, a new basis rate swap) received by the Current Issuer under the Basis Rate Swap Agreement;

          (v) all revenue amounts (including any early termination payment which is to be used to acquire, if necessary, a new currency swap) received by the Current Issuer under the Currency Swap Agreements;

          (vi) all revenue amounts (including any early termination payment which is to be used to acquire, if necessary, a new interest rate swap) received by the Current Issuer under the Interest Rate Swap Agreement; and

         (vii) any amount debited to the Current Issuer Principal Ledger under paragraph 8; and

     (b)  any payment or provision made under paragraphs 1 and 3 of this
          Schedule 2 shall be debited to the Current Issuer Revenue Ledger.

7.   Current Issuer Principal Ledger

     Without prejudice to paragraph 8 below, the Current Issuer Cash Manager shall ensure that:

     (a) the following amounts shall be credited to the Current Issuer Principal Ledger:

          (i) all principal paid by Funding to the Current Issuer under the terms of the Current Issuer Intercompany Loan;

          (ii) amounts credited to the Current Issuer Principal Deficiency Ledger under paragraphs 3 and 8 (excluding amounts credited to the Current Issuer Principal Deficiency Ledger under paragraph 8(d)); and

     (b) any payment or provision made under paragraph 4 of this Schedule 2 shall be debited to the Current Issuer Principal Ledger.

8.   Current Issuer Principal Deficiency Ledger

     (a) Without prejudice to paragraph 7, the Current Issuer Cash Manager shall ensure that there shall be debited to the Current Issuer Principal Deficiency Ledger:

          (i) principal deficiencies arising from Losses on the Mortgage Loans which have been allocated by Funding to the Current Issuer Intercompany Loan;

          (ii) the use of Current Issuer Available Principal Receipts to meet any deficiency in Current Issuer Available Revenue Receipts; and

         (iii) the use of Funding Available Principal Receipts to fund the Current Issuer Liquidity Reserve Fund, if any.

     (b) The Current Issuer Cash Manager shall ensure that there shall be credited to the Current Issuer Principal Deficiency Ledger any amount to be credited in accordance with paragraph 3 above.

     (c) Amounts to be debited to the Current Issuer Principal Deficiency Ledger shall be debited in the following order:

          (i) first, on the Class C Principal Deficiency Sub Ledger, until the balance of the Class C Principal Deficiency Sub Ledger is equal to the aggregate Outstanding Principal Balance of the Class C Notes;

          (ii) second, on the Class M Principal Deficiency Sub Ledger, until the balance of the Class M Principal Deficiency Sub Ledger is equal to the aggregate Outstanding Principal Balance of the Class M Notes;

         (iii) third, on the Class B Principal Deficiency Sub Ledger, until the balance of the Class B Principal Deficiency Sub Ledger is equal to the aggregate Outstanding Principal Balance of the Class B Notes; and

          (iv) last, on the Class A Principal Deficiency Sub Ledger, at which point an Asset Trigger Event will have occurred.

     (d) The Current Issuer Cash Manager shall ensure that there shall be credited to the Current Issuer Principal Deficiency Ledger amounts to be credited to cure the deficiencies set out below and each time such a credit is made, the Current Issuer shall deemed to have cured the relevant deficiency in the following order:

          (i) first, deficiencies which have resulted from the application of Current Issuer Available Principal Receipts to meet any deficiency in Current Issuer Available Revenue Receipts;

          (ii) second, deficiencies which have arisen from Principal Losses on the Mortgage Loans being allocated by Funding to the Current Issuer Intercompany Loan; and

         (iii) last, deficiencies which have arisen from the application by Funding of Funding Allocable Principal Receipts to fund the Current Issuer Liquidity Reserve Fund.

     (e) If, on any Payment Date, any Funding Available Revenue Receipts are applied by Funding as Funding Available Principal Receipts pursuant to rule 4 of the rules of application of Funding Available Revenue Receipts as set forth in Part 1 of Schedule 3 to the Funding Deed of Charge, then on such Payment Date the Current Issuer Cash Manger shall ensure that there shall be credited to the Current Issuer Principal Deficiency Ledger an amount equal to the amount so applied as Funding Available Principal Receipts.

9.   Records

     (a) The Current Issuer Cash Manager shall ensure that a separate record is kept of any amount received from each of the Current Issuer Swap Providers pursuant to each of the Current Issuer Swap Agreements.

     (b) The Current Issuer Cash Manager hereby agrees that, each time the Current Issuer Cash Manager records a debit on a Current Issuer Principal Deficiency Sub Ledger, the Current Issuer Cash Manager shall also record on such Current Issuer Principal Deficiency Sub Ledger whether such debit was caused by (A) Losses on the Mortgage Loans which have been allocated by Funding to the Current Issuer Intercompany Loan, (B) the application of Current Issuer Available Principal Receipts to meet any deficiency in Current Issuer Available Revenue Receipts, or (C) the application of Funding Available Principal Receipts to fund the Current Issuer Liquidity Reserve Fund, if any.

     (c) The Current Issuer Cash Manager hereby agrees that, each time the Current Issuer Cash Manager records a credit on the Current Issuer Principal Deficiency Ledger to cure a deficiency, the Current Issuer Cash Manager shall also record on such Current Issuer Principal Deficiency Ledger the source of such deficiency as being one of the categories set forth in 8(d) above (as appropriate).

10.  Swap Collateral Ledger

     In connection with Swap Collateral the Current Issuer Cash Manager shall ensure that the appropriate debits and credits are made to the Swap Collateral Ledger in accordance with Clause 5.6 (Swap Collateral).

                                  SCHEDULE 3

                        Form of Issuer Quarterly Report

Granite Mortgages 04-3 plc

Profit & Loss Account


Period Ended

                                                         This         Prior
                                                        Quarter      Quarter

                                                      (GBP) 000's  (GBP) 000's

Interest Receivable - Intercompany Loan

Interest  Receivable - Cash  Deposits/Authorised
Investments

                                                      -----------------------
                                                      0            0

Interest Payable - Notes

Interest Payable

                                                      -----------------------
                                                      0            0


                                                      -----------------------
Net Operating Income                                  0            0


Other Income


Operating Expenses


                                                      -----------------------
Profit/loss on ordinary activities before tax         0            0


Taxation


                                                      -----------------------
Profit/loss on ordinary activities after tax          0            0


Dividend                                              0            0


Retained profit brought forward                       0            0


                                                      -----------------------
Retained profit for the year                          0            0
                                                      =======================

Granite Mortgages 04-3 plc

Balance Sheet


Period Ended

                                                      (GBP)  000's (GBP) 000's
Fixed Asset Investments



Intercompany Lending                                               0



Current Assets

Interest Receivable                                   0

Other debtors                                         0

Cash at Bank                                          0

Current Issuer Transaction Account:
                                                      ------------
                                                      0

                                                      ------------

Creditors: Amounts falling due within one year

Accruals                                              0

Interest Payable Accrual                              0

Taxation                                              0

                                                      ------------
                                                      0

                                                      ------------

Net current assets                                    0



Creditors: Amounts falling due after one year

Amount due to Noteholders                             0


                                                      ------------
Total Assets less current liabilities                 0
                                                      ============


Share Capital                                         0


Reserves                                              0


                                                      ------------
                                                      0

                                                      ============

Granite Mortgages 04-3 plc

Balance Sheet


Period Ended


Current Issuer Notes to Balance Sheet:

Principal Deficiency Ledger

Class A Principal Deficiency Sub Ledger

Opening PDL Balance

Losses this Quarter

Amount of PDL top-up

Closing PDL Balance

Class B Principal Deficiency Sub Ledger

Opening PDL Balance

Losses this Quarter

Amount of PDL top-up

Closing PDL Balance

Class M Principal Deficiency Sub Ledger

Opening PDL Balance

Losses this Quarter

Amount of PDL top-up

Closing PDL Balance

Class C Principal Deficiency Sub Ledger

Opening PDL Balance

Losses this Quarter

Amount of PDL top-up

Closing PDL Balance

Granite Mortgages 04-3 plc

Balance Sheet


Period Ended


Granite Mortgages 04-3 plc
Notes Outstanding

Period Ended

                                  Series 1  Series 1  Series 1  Series 2  Series 2  Series 3  Series 3
                                  Class A1  Class A2  Class A3  Class A1  Class A2  Class A1  Class A2

Moody's Current Rating
Fitch Ratings Current Rating
S&P Current Rating

                                  Series 1                      Series 2            Series 3
                                  Class B                       Class B             Class B
Moody's Current Rating
Fitch Ratings Current Rating
S&P Current Rating

                                  Series 1                      Series 2            Series 3
                                  Class M                       Class M             Class M
Moody's Current Rating
Fitch Ratings Current Rating
S&P Current Rating


                                  Series 1                      Series 2            Series 3
                                  Class C                       Class C             Class C
Moody's Current Rating
Fitch Ratings Current Rating
S&P Current Rating



                                  Series 1  Series 1  Series 1  Series 2  Series 2  Series 3  Series 3
                                  Class A1  Class A2  Class A3  Class A1  Class A2  Class A1  Class A2
Initial Note Balance
Previous Quarters Note Principal
Note Redemptions
Outstanding Note Principal

                                  Series 1                      Series 2            Series 3
                                  Class B                       Class B             Class B
Initial Note Balance
Previous Quarters Note Principal
Note Redemptions
Outstanding Note Principal

                                  Series 1                      Series 2            Series 3
                                  Class M                       Class M             Class M
Initial Note Balance
Previous Quarters Note Principal
Note Redemptions
Outstanding Note Principal

                                  Series 1                      Series 2            Series 3
                                  Class C                       Class C             Class C
Initial Note Balance
Previous Quarters Note Principal
Note Redemptions
Outstanding Note Principal


                                      54

Granite Mortgages 04-3 plc

Balance Sheet


Period Ended

                                  Series 1  Series 1  Series 1  Series 2  Series 2  Series 3  Series 3
                                  Class A1  Class A2  Class A3  Class A1  Class A2  Class A1  Class A2
Note Interest Margins
Step Up Dates
Step Up Margins

                                  Series 1                      Series 2            Series 3
                                  Class B                       Class B             Class B
Note Interest Margins
Step Up Dates
Step Up Margins

                                  Series 1                      Series 2            Series 3
                                  Class M                       Class M             Class M
Note Interest Margins
Step Up Dates
Step Up Margins


                                  Series 1                      Series 2            Series 3
                                  Class C                       Class C             Class C
Note Interest Margins
Step Up Dates
Step Up Margins


Payment Cycle
Payment Date
Next Payment Date

Amount Credited to Principal
Deficiency Sub Ledger:
Current Quarter:
Aggregate:


                                  SCHEDULE 4

                 Controlled Amortisation Amount/Target Balance

The "Controlled Amortisation Amount" for each Class of Current Issuer Notes for any Payment Date set forth below is an amount equal to the amount which the Current Issuer would be required to repay in respect of such Class of Current Issuer Notes so that on the relevant Payment Date the aggregate Principal Amount Outstanding of such Class of Current Issuer Notes has been reduced to (but is not less than) the "Target Balance" set out in the following table:

-----------------------------------------------------------------------------------------------------------------
Payment date      target balance for series 1      target balance for series 1     target balance for series 1
occurring in:     class A1 notes                   class A2 notes                  class A3 notes
----------------- -------------------------------- ------------------------------- ------------------------------
                      (GBP)              $             (GBP)          (EURO)           (GBP)             $
                  --------------- ---------------- -------------- ---------------- --------------- --------------
Dec 04               334,095,041      600,034,693    337,201,365      494,000,000     694,933,185  1,248,100,000
Mar 05               128,582,251      230,933,723    337,201,365      494,000,000     694,933,185  1,248,100,000
Jun 05                         0                0    271,421,620      397,632,647     694,933,185  1,248,100,000
Sep 05                         0                0     87,605,393      128,341,901     694,933,185  1,248,100,000
Dec 05                         0                0              0                0     618,129,471  1,110,160,529
Mar 06                         0                0              0                0     471,704,174    847,180,679
Jun 06                         0                0              0                0     333,223,679    598,469,728
Sep 06                         0                0              0                0     202,256,913    363,253,416
Dec 06                         0                0              0                0      78,396,193    140,799,562
Mar 07                         0                0              0                0               0              0
Jun 07                         0                0              0                0               0              0
Sep 07                         0                0              0                0               0              0
Dec 07                         0                0              0                0               0              0
Mar 08                         0                0              0                0               0              0
Jun 08                         0                0              0                0               0              0
Sep 08                         0                0              0                0               0              0
Dec 08                         0                0              0                0               0              0
Mar 09                         0                0              0                0               0              0
Jun 09                         0                0              0                0               0              0
Sep 09                         0                0              0                0               0              0
Dec 09                         0                0              0                0               0              0
Mar 10                         0                0              0                0               0              0
Jun 10                         0                0              0                0               0              0
Sep 10                         0                0              0                0               0              0
Dec 10                         0                0              0                0               0              0
Mar 11                         0                0              0                0               0              0
Jun 11                         0                0              0                0               0              0
Sep 11                         0                0              0                0               0              0
-----------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------
Payment date      target balance for series 1      target balance for series 1     target balance for series 1
occurring in:     class B notes                    class M notes                   class C notes
----------------- -------------------------------- ------------------------------- ------------------------------
                       (GBP)             $             (GBP)             $             (GBP)             $
                  --------------- ---------------- -------------- ---------------- --------------- --------------
Dec 04                 32,962,138      59,200,000      17,483,296      31,400,000      34,910,913      62,700,000
Mar 05                 32,962,138      59,200,000      17,483,296      31,400,000      34,910,913      62,700,000
Jun 05                 32,962,138      59,200,000      17,483,296      31,400,000      34,910,913      62,700,000
Sep 05                 32,962,138      59,200,000      17,483,296      31,400,000      34,910,913      62,700,000
Dec 05                 29,319,177      52,657,242      15,551,050      27,929,686      31,052,547      55,770,423
Mar 06                 22,373,918      40,183,557      11,867,247      21,313,576      23,696,700      42,559,274
Jun 06                 15,805,498      28,386,674       8,383,321      15,056,445      16,739,944      30,064,940
Sep 06                  9,593,469      17,229,871       5,088,428       9,138,817      10,160,651      18,248,529
Dec 06                  3,718,496       6,678,418       1,972,310       3,542,269       3,938,339       7,073,257
Mar 07                          0               0               0               0               0               0
Jun 07                          0               0               0               0               0               0
Sep 07                          0               0               0               0               0               0
Dec 07                          0               0               0               0               0               0
Mar 08                          0               0               0               0               0               0
Jun 08                          0               0               0               0               0               0
Sep 08                          0               0               0               0               0               0
Dec 08                          0               0               0               0               0               0
Mar 09                          0               0               0               0               0               0
Jun 09                          0               0               0               0               0               0
Sep 09                          0               0               0               0               0               0
Dec 09                          0               0               0               0               0               0
Mar 10                          0               0               0               0               0               0
Jun 10                          0               0               0               0               0               0
Sep 10                          0               0               0               0               0               0
Dec 10                          0               0               0               0               0               0
Mar 11                          0               0               0               0               0               0
Jun 11                          0               0               0               0               0               0
Sep 11                          0               0               0               0               0               0
-----------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
Payment date        target balance for series 2     target balance for series 2     target balance for series 2
occurring in:       class A1 notes                  class A2 notes                  class B notes
------------------- ------------------------------- ------------------------------- --------------------------------
                        (GBP)             $             (GBP)           (EURO)          (GBP)           (EURO)
                    -------------- ---------------- -------------- ---------------- --------------- ----------------
Dec 04                 397,383,073     713,700,000     546,177,475     800,150,000      50,784,983       74,400,000
Mar 05                 397,383,073     713,700,000     546,177,475     800,150,000      50,784,983       74,400,000
Jun 05                 397,383,073     713,700,000     546,177,475     800,150,000      50,784,983       74,400,000
Sep 05                 397,383,073     713,700,000     546,177,475     800,150,000      50,784,983       74,400,000
Dec 05                 397,383,073     713,700,000     546,177,475     800,150,000      50,784,983       74,400,000
Mar 06                 397,383,073     713,700,000     546,177,475     800,150,000      50,784,983       74,400,000
Jun 06                 397,383,073     713,700,000     546,177,475     800,150,000      50,784,983       74,400,000
Sep 06                 397,383,073     713,700,000     546,177,475     800,150,000      50,784,983       74,400,000
Dec 06                 397,383,073     713,700,000     546,177,475     800,150,000      50,784,983       74,400,000
Mar 07                 382,068,080     686,194,272     525,128,001     769,312,521      48,827,749       71,532,652
Jun 07                 338,276,515     607,544,621     464,939,312     681,136,092      43,231,250       63,333,781
Sep 07                 296,861,010     533,162,375     408,016,364     597,743,974      37,938,408       55,579,768
Dec 07                 257,692,644     462,815,989     354,181,964     518,876,578      32,932,748       48,246,476
Mar 08                 220,649,490     396,286,485     303,268,532     444,288,400      28,198,686       41,311,075
Jun 08                 185,616,239     333,366,765     255,177,581     373,747,256      23,721,487       34,751,979
Sep 08                 152,483,835     273,860,967     209,579,223     307,033,562      19,487,214       28,548,768
Dec 08                 121,149,142     217,583,859      66,511,703     243,939,645      15,482,685       22,682,134
Mar 09                  91,514,619     164,360,255      25,780,957     184,269,102      11,695,436       17,133,814
Jun 09                  63,488,017     114,024,479      87,260,196     127,836,188       8,113,677       11,886,537
Sep 09                  36,982,094      66,419,841      50,829,510      74,465,232       4,726,258        6,923,968
Dec 09                  11,914,340      21,398,154      16,375,494      23,990,098       1,522,635        2,230,661
Mar 10                           0               0               0               0               0                0
Jun 10                           0               0               0               0               0                0
Sep 10                           0               0               0               0               0                0
Dec 10                           0               0               0               0               0                0
Mar 11                           0               0               0               0               0                0
Jun 11                           0               0               0               0               0                0
Sep 11                           0               0               0               0               0                0
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Payment date        target balance for series 2   target balance for series 2
occurring in:       class M notes                 class C notes
------------------- ----------------------------- ------------------------------
                        (GBP)          (EURO)          (GBP)          (EURO)
                    ------------- --------------- -------------- ---------------

Dec 04                 39,522,184     57,900,000     94,914,676   139,050,000
Mar 05                 39,522,184     57,900,000     94,914,676   139,050,000
Jun 05                 39,522,184     57,900,000     94,914,676   139,050,000
Sep 05                 39,522,184     57,900,000     94,914,676   139,050,000
Dec 05                 39,522,184     57,900,000     94,914,676   139,050,000
Mar 06                 39,522,184     57,900,000     94,914,676   139,050,000
Jun 06                 39,522,184     57,900,000     94,914,676   139,050,000
Sep 06                 39,522,184     57,900,000     94,914,676   139,050,000
Dec 06                 39,522,184     57,900,000     94,914,676   139,050,000
Mar 07                 37,999,014     55,668,556     91,256,700   133,691,066
Jun 07                 33,643,675     49,287,983     80,797,115   118,367,773
Sep 07                 29,524,648     43,253,610     70,905,050   103,875,898
Dec 07                 25,629,114     37,546,652     61,549,712    90,170,328
Mar 08                 21,944,945     32,149,345     52,701,980    77,208,401
Jun 08                 18,460,674     27,044,887     44,334,312    64,949,767
Sep 08                 15,165,453     22,217,388     36,420,660    53,356,267
Dec 08                 12,049,025     17,651,822     28,936,390    42,391,811
Mar 09                  9,101,690     13,333,976     21,858,204    32,022,269
Jun 09                  6,314,273      9,250,410     15,164,070    22,215,362
Sep 09                  3,678,096      5,388,411      8,833,148    12,940,562
Dec 09                  1,184,954      1,735,958      2,845,732     4,168,997
Mar 10                          0              0              0             0
Jun 10                          0              0              0             0
Sep 10                          0              0              0             0
Dec 10                          0              0              0             0
Mar 11                          0              0              0             0
Jun 11                          0              0              0             0
Sep 11                          0              0              0             0
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------
Payment Date          (GBP) target balance for     (GBP) target balance for     (GBP) target balance for
occurring in:         series 3 class A1 notes       series 3 class A2 notes      series 3 class B Notes
------------------- ----------------------------- ---------------------------- -----------------------------
                        (GBP)             GBP          (GBP)           GBP          (GBP)           GBP
                    -------------- -------------- -------------- ------------- -------------- --------------
Dec 04                411,250,000    411,250,000    600,000,000   600,000,000     54,350,000    54,350,000
Mar 05                411,250,000    411,250,000    600,000,000   600,000,000     54,350,000    54,350,000
Jun 05                411,250,000    411,250,000    600,000,000   600,000,000     54,350,000    54,350,000
Sep 05                411,250,000    411,250,000    600,000,000   600,000,000     54,350,000    54,350,000
Dec 05                411,250,000    411,250,000    600,000,000   600,000,000     54,350,000    54,350,000
Mar 06                411,250,000    411,250,000    600,000,000   600,000,000     54,350,000    54,350,000
Jun 06                411,250,000    411,250,000    600,000,000   600,000,000     54,350,000    54,350,000
Sep 06                411,250,000    411,250,000    600,000,000   600,000,000     54,350,000    54,350,000
Dec 06                411,250,000    411,250,000    600,000,000   600,000,000     54,350,000    54,350,000
Mar 07                411,250,000    411,250,000    600,000,000   600,000,000     54,350,000    54,350,000
Jun 07                411,250,000    411,250,000    600,000,000   600,000,000     54,350,000    54,350,000
Sep 07                411,250,000    411,250,000    600,000,000   600,000,000     54,350,000    54,350,000
Dec 07                411,250,000    411,250,000    600,000,000   600,000,000     54,350,000    54,350,000
Mar 08                411,250,000    411,250,000    600,000,000   600,000,000     54,350,000    54,350,000
Jun 08                411,250,000    411,250,000    600,000,000   600,000,000     54,350,000    54,350,000
Sep 08                411,250,000    411,250,000    600,000,000   600,000,000     54,350,000    54,350,000
Dec 08                411,250,000    411,250,000    600,000,000   600,000,000     54,350,000    54,350,000
Mar 09                411,250,000    411,250,000    600,000,000   600,000,000     54,350,000    54,350,000
Jun 09                411,250,000    411,250,000    600,000,000   600,000,000     54,350,000    54,350,000
Sep 09                411,250,000    411,250,000    600,000,000   600,000,000     54,350,000    54,350,000
Dec 09                411,250,000    411,250,000    600,000,000   600,000,000     54,350,000    54,350,000
Mar 10                383,190,576    383,190,576    600,000,000   600,000,000     52,841,936    52,841,936
Jun 10                329,844,237    329,844,237    600,000,000   600,000,000     49,974,818    49,974,818
Sep 10                279,392,385    279,392,385    600,000,000   600,000,000     47,263,264    47,263,264
Dec 10                231,677,969    231,677,969    600,000,000   600,000,000     44,698,836    44,698,836
Mar 11                186,552,460    186,552,460    600,000,000   600,000,000     42,273,549    42,273,549
Jun 11                143,875,389    143,875,389    600,000,000   600,000,000     39,979,854    39,979,854
Sep 11                103,513,907    103,513,907    600,000,000   600,000,000     37,810,611    37,810,611
------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Payment date        (GBP) target balance for      (GBP) target balance for
occurring in:       series 3 class M notes        series 3 class C notes
------------------- ----------------------------- ------------------------------
                        (GBP)             GBP          (GBP)           GBP
                    -------------- -------------- -------------- ---------------

Dec 04                 42,250,000     42,250,000     99,450,000    99,450,000
Mar 05                 42,250,000     42,250,000     99,450,000    99,450,000
Jun 05                 42,250,000     42,250,000     99,450,000    99,450,000
Sep 05                 42,250,000     42,250,000     99,450,000    99,450,000
Dec 05                 42,250,000     42,250,000     99,450,000    99,450,000
Mar 06                 42,250,000     42,250,000     99,450,000    99,450,000
Jun 06                 42,250,000     42,250,000     99,450,000    99,450,000
Sep 06                 42,250,000     42,250,000     99,450,000    99,450,000
Dec 06                 42,250,000     42,250,000     99,450,000    99,450,000
Mar 07                 42,250,000     42,250,000     99,450,000    99,450,000
Jun 07                 42,250,000     42,250,000     99,450,000    99,450,000
Sep 07                 42,250,000     42,250,000     99,450,000    99,450,000
Dec 07                 42,250,000     42,250,000     99,450,000    99,450,000
Mar 08                 42,250,000     42,250,000     99,450,000    99,450,000
Jun 08                 42,250,000     42,250,000     99,450,000    99,450,000
Sep 08                 42,250,000     42,250,000     99,450,000    99,450,000
Dec 08                 42,250,000     42,250,000     99,450,000    99,450,000
Mar 09                 42,250,000     42,250,000     99,450,000    99,450,000
Jun 09                 42,250,000     42,250,000     99,450,000    99,450,000
Sep 09                 42,250,000     42,250,000     99,450,000    99,450,000
Dec 09                 42,250,000     42,250,000     99,450,000    99,450,000
Mar 10                 41,077,678     41,077,678     96,690,534    96,690,534
Jun 10                 38,848,869     38,848,869     91,444,261    91,444,261
Sep 10                 36,740,992     36,740,992     86,482,643    86,482,643
Dec 10                 34,747,485     34,747,485     81,790,234    81,790,234
Mar 11                 32,862,142     32,862,142     77,352,427    77,352,427
Jun 11                 31,079,095     31,079,095     73,155,409    73,155,409
Sep 11                 29,392,794     29,392,794     69,186,114    69,186,114
--------------------------------------------------------------------------------

PROVIDED THAT on the Payment Date immediately following the Step-up Date in September 2011 in respect of the Current Issuer and on each Payment Date thereafter:

(1) the Target Balance for the Series 1 Class A1 Notes and the Series 1 Class A2 Notes will be zero; and

(2) the Target Balances for each other Class of Notes will be an amount equal to the greater of:

     (a)  zero, and

     (b) the aggregate Principal Amount Outstanding on such Class of Notes as at the immediately preceding Payment Date for Group 2 Issuers (after taking into account principal payments on such Payment Date) less an amount equal the product of:

          (i) the sum of (1) the aggregate of the product of (A) the Mortgages Trustee Principal Receipts for each Distribution Date since the immediately preceding Payment Date for Group 2 Issuers, and (B) the Funding Share Percentage or, as applicable, the Weighted Average Funding Share Percentage applicable as at the later to occur of the Assignment Date, the Funding Contribution Date and the Distribution Date, in each case immediately preceding each Distribution Date referred to in (A) above and (2) the amount standing to the credit of the Funding Principal Ledger as at the end of the preceding Payment Date for Group 2 Issuers (after application of Funding Available Principal Receipts on that Preceding Payment Date); and

          (ii) the quotient of (A) the Outstanding Principal Balance on such Current Issuer's Intercompany Loan as at the immediately preceding Payment Date for Group 2 Issuers (after taking into account principal payments on such Payment Date) less the aggregate of amounts recorded on the Principal Deficiency Ledger of the Current Issuer and less the aggregate Outstanding Principal Balances of all Special Repayment Notes divided by
               (B) the aggregate Outstanding Principal Balance on all Intercompany Loans as at the immediately preceding Payment Date for Group 2 Issuers (after taking into account principal payments on such Payment Date) less the sum of (1) the aggregate Outstanding Principal Balance of all Special Repayment Notes and (2) the aggregate of amounts recorded on the Principal Deficiency Ledgers of all Issuers; and

          (iii) either:

               (A) if the Class A Notes have not been repaid in full on that Payment Date and either the Issuer Arrears Test or the Issuer Reserve Requirement has not been satisfied on such Payment Date:

                    (I) in relation to Class A Notes, the quotient of (A) the aggregate Principal Amount Outstanding on the relevant Class of Notes as at the immediately preceding Payment Date for Group 2 Issuers (after taking into account principal payments on Payment
                         Date), divided by (B) the Aggregate Principal Amount Outstanding on all Class A Notes of the Issuer as at the immediately preceding Payment Date for Group 2 Issuers (after taking into account principal payments on such Payment Date); and

                    (II) in relation to any other Class of Notes, zero; or

               (B) In any other case, the quotient of (A) the aggregate Principal Amount Outstanding on the relevant Class of Notes as at the immediately preceding Payment Date for Group 2 Issuers (after taking into account principal payments on such Payment Date) divided by (B) the aggregate Principal Amount Outstanding on all Notes of the Current Issuer as at the immediately preceding Payment Date for Group 2 Issuers (after taking into account principal payments on such Payment Date).

     Notwithstanding the foregoing, upon and after the occurrence of an ACA Trigger Event in respect of an ACA Issuer the Target Balance for each Class of Notes of such ACA Issuer will be zero.

     To the extent not repaid earlier, the full Principal Amount Outstanding on a Class of Current Issuer Notes will become due and payable on the final maturity date of that Class of Notes.

                                  SCHEDULE 5

          Current Issuer Cash Manager Representations and Warranties

The Current Issuer Cash Manager makes the following representations and warranties to each of the Mortgages Trustee, Funding and the Note Trustee:

1. Status: It is a public limited company duly incorporated, validly existing and registered under the laws of the jurisdiction in which it is incorporated, capable of being sued in its own right and not subject to any immunity from any proceedings, and it has the power to own its property and assets and to carry on its business as it is being conducted.

2. Powers and authority: It has the power to enter into, perform and deliver, and has taken all necessary corporate and other action to authorise the execution, delivery and performance by it of each of the Transaction Documents to which it is or will be a party, and each such Transaction Document has been duly executed and delivered by it.

3. Legal validity: Each Transaction Document to which it is or will be a party constitutes or when executed in accordance with its terms will constitute, a legal, valid and binding obligation.

4. Non-conflict: The execution by it of each of the Transaction Documents to which it is a party and the exercise by it of its rights and the performance of its obligations under such Transaction Documents will not:

     (a) conflict with any document which is binding upon it or any of its assets;

     (b)  conflict with its constitutional documents; or

     (c) conflict with any law, regulation or official or judicial order of any government, governmental body or court, domestic or foreign, having jurisdiction over it.

5. No litigation: It is not a party to any material litigation, arbitration or administrative proceedings and, to its knowledge, no material litigation, arbitration or administrative proceedings are pending or threatened against it.

6. Consents and Licenses: All governmental consents, licences and other approvals and authorisations required in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Transaction Documents have been obtained or effected (as appropriate) and are in full force and effect.

7. Solvency: No Insolvency Event has occurred in respect of the Current Issuer Cash Manager, and the Current Issuer Cash Manager is not insolvent.

8. Financial Statements: The most recent financial statements of the Current Issuer Cash Manager:

     (a) were prepared in accordance with accounting principles generally accepted in England and Wales consistently applied;

     (b) disclose all liabilities (contingent or otherwise) and all unrealised and or anticipated losses of the Current Issuer Cash Manager; and

     (c) save as disclosed therein, give a true and fair view of the financial condition and operations of the Current Issuer Cash Manager during the relevant financial year.

9. No Adverse Change: Since the date as of which the most recent financial statements of the Current Issuer Cash Manager were stated to be prepared, there has been:

     (a) no significant change in the financial position of the Current Issuer Cash Manager; and

     (b) no material adverse change in the financial position or prospects of the Current Issuer Cash Manager.

10.  Ranking of Claims

     Under the laws of England and Wales in force as at the date of making this representation, claims against the Current Issuer Cash Manager under the Transaction Documents will rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, save those whose claims are preferred solely by any bankruptcy, liquidation or other similar laws of general application.

11.  Information in Prospectus and Offering Circular:

     All information in the Prospectus and the Offering Circular with regard to the Current Issuer Cash Manager is true and accurate in all material respects and not misleading in any material respect.

The Current Issuer Cash Manager has made all proper inquiries to ascertain and to verify the foregoing.

                                EXECUTION PAGE

The Current Issuer Cash Manager

Executed by
NORTHERN ROCK PLC
as follows:                                                By___________________________________________
Signed for and on its behalf by one of its duly              Duly Authorised Attorney/Signatory
authorised attorneys/signatories
                                                         Name___________________________________________



The Current Issuer

Executed by
GRANITE MORTGAGES 04-3 PLC
as follows:                                               By___________________________________________
Signed for and on its behalf by one of its duly             Duly Authorised Attorney/Signatory
authorised attorneys/signatories
                                                        Name___________________________________________



The Note Trustee

Executed by
THE BANK OF NEW YORK
as follows:                                               By___________________________________________
Signed for and on its behalf by one of its duly             Duly Authorised Attorney/Signatory
authorised attorneys/signatories
                                                        Name___________________________________________